                                                 EXHIBIT 4.1




                        GREAT WESTERN
                 EMPLOYEE SAVINGS INCENTIVE
                            PLAN

        GREAT WESTERN EMPLOYEE SAVINGS INCENTIVE PLAN

                         INDEX
                                                        Page

                          ARTICLE I
                    TITLE AND DEFINITIONS . . . . . . .  2

  1.1 - Title.. . . . . . . . . . . . . . . . . . . . .  2
  1.2 - Definitions.. . . . . . . . . . . . . . . . . .  2

                         ARTICLE II
                        PARTICIPATION . . . . . . . . . . 12

  2.1 - Eligibility Requirements. . . . . . . . . . . . . 12
  2.2 - Participation.. . . . . . . . . . . . . . . . . . 12
  2.3 - Reemployment. . . . . . . . . . . . . . . . . . . 12
  2.4 - Designation of Beneficiary. . . . . . . . . . . . 13
  2.5 - Investment Options. . . . . . . . . . . . . . . . 13
  2.6 - Certain Acquired Companies. . . . . . . . . . . . 15
  2.7 - Sales of Subsidiaries, Divisions and Branches.. . 16
  2.8 - Requirements for Participant Elections. . . . . . 16

                         ARTICLE III
                        CONTRIBUTIONS . . . . . . . . . . 19

  3.1 - Required Contributions by Participants. . . . . . 19
  3.2 - Compensation Deferrals. . . . . . . . . . . . . . 19
  3.3 - Employee Contributions. . . . . . . . . . . . . . 20
  3.4 - Employer Matching Contributions.. . . . . . . . . 21
  3.5 - Employer Discretionary Contributions. . . . . . . 21
  3.6 - Rollover Contributions. . . . . . . . . . . . . . 21
  3.7 - Section 402(g) Limit on Compensation Deferrals. . 22
  3.8 - Section 401(k) Limitations on Compensation
       Deferrals. . . . . . . . . . . . . . . . . . . . . 23
  3.9 - Section 401(m) Limitations on Employee
       Contributions and Employer Contributions.. . . . . 25
  3.10 - Limits on Employer Contributions and Compensation
       Deferrals. . . . . . . . . . . . . . . . . . . . . 27
  3.11 - Allocation of Forfeitures. . . . . . . . . . . . 28
  3.12 - Valuation of Accounts. . . . . . . . . . . . . . 28
  3.13 - Notification of Participants.. . . . . . . . . . 30

                         ARTICLE IV
               LIMITATION ON ANNUAL ADDITIONS . . . . . . 31

  4.1 - Section 415 Limitations.. . . . . . . . . . . . . 31

                          ARTICLE V
                           VESTING. . . . . . . . . . . . 32

  5.1 - Fully Vested Accounts.. . . . . . . . . . . . . . 32
  5.2 - Participant Incentive Account.. . . . . . . . . . 32

                         ARTICLE VI
                        DISTRIBUTIONS . . . . . . . . . . 35

  6.1 - Distribution of Benefits. . . . . . . . . . . . . 35
  6.2 - Withdrawals of Employee Contributions.. . . . . . 36
  6.3 - Hardship Withdrawals. . . . . . . . . . . . . . . 37
  6.4 - Withdrawals from Accounts Upon Attaining Age
        59-1/2.. . . . . . . . . . . . . . . . . . . . .  38
  6.5 - Qualified Domestic Relations Orders.. . . . . . . 39
  6.6 - Inability to Locate Participant.. . . . . . . . . 39
  6.7 - Limitations on Distributions. . . . . . . . . . . 39
  6.8 - Special Rules for Paysop Accounts.. . . . . . . . 40
  6.9 - Direct Rollovers. . . . . . . . . . . . . . . . . 41

                         ARTICLE VII
                       ADMINISTRATION . . . . . . . . . . 43

  7.1 - The Committee.. . . . . . . . . . . . . . . . . . 43
  7.2 - Rights and Duties.. . . . . . . . . . . . . . . . 43
  7.3 - Qualified Plans Investment Committee. . . . . . . 45
  7.4 - Procedure for Establishing Funding Policy --
        Transmittal of Information.. . . . . . . . . . .  46
  7.5 - Other Information.. . . . . . . . . . . . . . . . 46
  7.6 - Compensation, Bonding, Expenses and Indemnity.. . 46
  7.7 - Manner of Administering.. . . . . . . . . . . . . 47
  7.8 - Duty of Care. . . . . . . . . . . . . . . . . . . 47
  7.9 - Committee Report. . . . . . . . . . . . . . . . . 48
  7.10 - Section 404(c) Provisions. . . . . . . . . . . . 48

                        ARTICLE VIII
                  AMENDMENT AND TERMINATION . . . . . . . 50

  8.1 - Amendments. . . . . . . . . . . . . . . . . . . . 50
  8.2 - Discontinuance of Plan. . . . . . . . . . . . . . 50
  8.3 - Failure to Contribute.. . . . . . . . . . . . . . 51
  8.4 - Plan Merger or Consolidation; Transfer of Plan
       Assets.. . . . . . . . . . . . . . . . . . . . . . 51

                         ARTICLE IX
                        MISCELLANEOUS . . . . . . . . . . 52

  9.1 - Contributions Not Recoverable.. . . . . . . . . . 52
  9.2 - Limitation on Participant's Rights. . . . . . . . 52
  9.3 - Receipt or Release. . . . . . . . . . . . . . . . 52
  9.4 - Alienation. . . . . . . . . . . . . . . . . . . . 52
  9.5 - Persons Under Incapacity. . . . . . . . . . . . . 53
  9.6 - Governing Law.. . . . . . . . . . . . . . . . . . 53
  9.7 - Headings, etc. Not Part of Agreement. . . . . . . 53
  9.8 - Masculine Gender Includes Feminine and Neuter.. . 53
  9.9 - Instruments in Counterparts.. . . . . . . . . . . 53
  9.10 - Reorganization of Company. . . . . . . . . . . . 54
  9.11 - Loans to Participants. . . . . . . . . . . . . . 54
  9.12 - Top-Heavy Plan Requirements. . . . . . . . . . . 56
  9.13 - Voting Rights. . . . . . . . . . . . . . . . . . 56
  9.14 - Dividends. . . . . . . . . . . . . . . . . . . . 56
  9.15 -  Rule 16b-3 Provisions.. . . . . . . . . . . . . 57

EXHIBIT A-1 ACQUISITIONS IN WHICH ONLY ELIGIBILITY SERVICE
            IS COUNTED. . . . . . . . . . . . . . . . . . 59

EXHIBIT A-2 ACQUISITIONS IN WHICH ELIGIBILITY AND VESTING
            SERVICE IS COUNTED. . . . . . . . . . . . . . 62

EXHIBIT A-3 ARISTAR EMPLOYEES . . . . . . . . . . . . . . 63

EXHIBIT B-1 SPECIAL RULE FOR FORMER PARTICIPANTS WHO
            TRANSFER TO WASHINGTON TRUST BANK . . . . . . 64

EXHIBIT B-2 OTHER SALES OR CLOSURES . . . . . . . . . . . 65

EXHIBIT C   COMPENSATION LIST . . . . . . . . . . . . . . 66

APPENDIX A  ANNUAL ADDITION LIMITS. . . . . . . . . . . .A-1

APPENDIX B  TOP-HEAVY PROVISIONS. . . . . . . . . . . . .B-1

               GREAT WESTERN EMPLOYEE SAVINGS
                       INCENTIVE PLAN



       WHEREAS, the Great Western Employee Savings-Stock
Bonus Plan was adopted by Great Western Financial
Corporation effective as of January 1, 1974; and

       WHEREAS, this Plan was restated, effective as of January 1, 1984, and constituted a continuation of the Great Western Employee Savings-Stock Bonus Plan established as of January 1, 1974, and was again restated effective as of January 1, 1987, January 1, 1989 and June 1, 1994;

       NOW, THEREFORE, this Plan has been restated, effective as of January 1, 1997, except as otherwise noted herein.

       The Company desires to encourage loyalty, efficiency, continuity of service and productivity of its Employees. In order to accomplish these purposes, the Company herein established this Plan to provide incentives and financial security for its Employees and their beneficiaries. The Trust created pursuant to this Plan (incorporated herein by this reference) and its assets shall not be used for, or diverted to, purposes other than the exclusive benefit of Participants or their beneficiaries, as prescribed in
Section 401(a) of the Internal Revenue Code of 1986, as amended.

       It is also intended that this Plan constitute an accident and health plan so that amounts distributed on account of disability are excluded from income under Section
105(c) of the Internal Revenue Code.

       Except as otherwise provided herein or by law, the terms of the Plan in effect on December 31, 1996 will govern the determination of rights and liabilities under the Plan with respect to events on or before January 1, 1997 and Participants who are not employed after December 31, 1996 shall be entitled to receive only such benefits and rights to benefits as were provided under the terms of the Plan then in effect. Notwithstanding the foregoing, Sections 2.5, 2.8, 3.12 and 6.1 shall apply to former Participants.

                          ARTICLE I
                    TITLE AND DEFINITIONS

1.1 - Title.
       This Plan is intended to be a profit sharing plan and shall be known as the Great Western Employee Savings
Incentive Plan.

1.2 - Definitions.
       Whenever the following terms are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

       "Account" or "Accounts" shall mean Participant
Contribution Accounts, Cash or Deferred Accounts,
Participant Incentive Accounts, Paysop Accounts, and
Rollover Accounts.

       "Allocation Date" shall mean the last day of each payroll period of the Company.

       "Anniversary Date" shall mean the last day of each Plan Year.

       "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with the provisions of Section 2.4 to receive the benefits specified hereunder in the event of the Participant's death. If there is no valid Beneficiary designation in effect that complies with the provisions of Section 2.4, or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then Beneficiary or Beneficiaries shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder.

       In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead shall be paid (i) to that person's then living parent(s) to act as custodian, (ii) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (iii) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly ap-pointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

       "Board of Directors" and "Board" shall mean the Board of Directors of the Corporation.

       "Break in Employment" shall mean any termination of employment by reason of resignation, discharge, retirement, incurring a Disability Date, or death.

       "Business Day" shall generally mean any day on which the New York Stock Exchange is open, provided that a day shall not be a Business Day for a particular Fund if it cannot be traded on that day.

       "Cash or Deferred Account" shall mean the Account maintained by the Committee for each Participant that is to be credited with Company payments to the Plan attributable to the Participant's Compensation Deferrals that are credited to this Account in accordance with Section 3.2, together with the allocations thereto as required by the Plan.

       "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

       "Committee" shall mean the Executive Management
Committee of the Company (formerly the Salary and Benefits
Committee), the members of which are appointed by the Board.

       "Company" shall mean the Corporation and, where the context so warrants, any Participating Affiliate.

       "Company Stock" shall mean the common stock of the Corporation.

       "Compensation" shall generally mean the Employee's base compensation, including overtime pay and Compensation Deferrals and amounts deferred under any cafeteria plan described in Section 125 of the Code, but excluding all bonuses, real estate personal production earnings, memo earnings, non-recurring compensation and any non-cash payments. Notwithstanding the foregoing, the specific items included within the definition of Compensation are set forth in Exhibit C. Notwithstanding Section 8.1 of the Plan to the contrary, the Committee may amend Exhibit C and the approval of the Board shall not be required for such an amendment.

       Notwithstanding the preceding paragraph, the maximum amount of an Employee's Compensation which shall be taken into account under the Plan for any Plan Year shall be $150,000, such amount adjusted at the same time and in the same manner as under Sections 401(a)(17) and 415(d) of the Code. For any Plan Year of fewer than twelve months, this limit shall be reduced to the amount obtained by multiplying the limit by a fraction having a numerator equal to the number of full months in the Plan Year and a denominator equal to twelve.

       "Compensation Deferrals" shall mean an amount contributed to this Plan by the Company in lieu of being paid to a Participant as salary or wages. Compensation
Deferrals shall be made under salary reduction arrangements between each Participant and the Company with respect to salary or wages not yet paid or otherwise available to the Participant as of the date of the Participant's election under the arrangement.

       "Corporation" shall mean Great Western Financial
Corporation, a Delaware corporation, any predecessor corporation, or any successor corporation resulting from merger, consolidation, or transfer of assets substantially as a whole which shall expressly agree in writing to continue this Plan.

       "Disability Date" shall be the date as of which the Participant commences to receive benefits from a long term disability plan sponsored by the Company (or would commence such benefits, as determined to the satisfaction of the Committee, if the Participant does not participate in a long term disability plan), but no earlier than the 180th day of absence resulting from the disability of the Participant.

       "Distribution Value Date" shall mean, subject to the rules below, the date as of which a Participant's Accounts are valued for purposes of making distributions and withdrawals and the date as of which the Corporation intends to process distributions, loans and withdrawals. The Distribution Value Date shall generally be the same Business Day of each week (as established by the benefits department of the Corporation), unless the Company is not open for business that Business Day, in which case it shall be the immediately preceding or following Business Day; provided that the benefits department may establish different Distribution Value Dates for loans, withdrawals and distributions. If the benefits department has received all completed election and other forms (and, if applicable, the Participant has terminated employment) sufficiently in advance of a Distribution Value Date for a week, the benefits department will use reasonable efforts to process the distribution, loan or withdrawal for that week.
However, neither the Company, the Committee, the benefits department nor any other person guarantees that any distribution, loan or withdrawal will be processed on that Distribution Value Date. The benefits department may establish a cutoff date for this purpose and may change the applicable Distribution Value Date and the cutoff date from time to time.

       "Eligible Employee" shall mean any Employee of the Company; except that there shall be excluded (1) all leased employees described in Section 414(n) of the Code, (2) those Employees covered by a collective bargaining agreement between the Company and any collective bargaining representative if retirement benefits were the subject of good faith bargaining between such representative and the Company, unless the Employee is a member of a group of employees to whom this Plan has been extended by such a collective bargaining agreement, and (3) individuals engaged in soliciting insurance or real estate sales.

       "Eligibility Computation Period" shall mean

            (a) The 12-consecutive month period commencing with the first day that an Employee completes an Hour of Service for the Company or a Related Company;

            (b)  The first 12-consecutive month period
  coinciding with the Plan Year which includes the first anniversary of the first day that an Employee completes an Hour of Service for the Company or a Related Company; and

            (c)  Succeeding 12-consecutive month periods
  coinciding with the Plan Year.

Notwithstanding the above, if an Employee completes more than 500 Hours of Service during any such Eligibility Computation Period and then fails to complete more than 500 Hours of Service during a subsequent Eligibility Computation Period, then future Eligibility Computation Periods shall be measured from the first day that the Employee completes an Hour of Service following the Eligibility Computation Period in which the Employee has been credited with not more than 500 Hours of Service. In addition, any reemployed individual described in the preceding sentence who terminates employment again shall measure Eligibility Computation Periods from the date of subsequent reemployment if no Hours of Service are performed during an Eligibility Computation Period ending subsequent to the termination.

       "Employee" shall mean every person employed by the Company, or a Related Company, including any leased employee described in Section 414(n) of the Code and any other individual required to be treated as employed by the Company or a Related Company under Section 414(o) of the Code.

       "Employee Contribution" shall mean an amount that a Participant elects to have deducted from his salary or wages and contributed to the Participant Contribution Account, after income taxes have been withheld on such amounts. Employee Contributions shall be made by payroll deduction in accordance with arrangements between each Participant and the Company. Section 3.3 contains the provisions under which Employee Contributions may be made.

       "Employer Contributions" shall mean the sum of the Employer Matching Contributions and Employer Discretionary
Contributions.

       "Employer Discretionary Contribution" shall mean an amount contributed to the Plan by the Company or by a Participatory Affiliate in accordance with Section 3.5.

       "Employer Matching Contribution" shall mean an amount contributed to this Plan by the Company or by a Participating Affiliate in accordance with Section 3.4.

       "Entry Date" shall mean the first day of each payroll period of the Company.

       "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time.

       "Fiduciary" shall mean all persons defined in Section 3(21) of ERISA associated in any manner with the control, management, operation, and administration of the Plan or the assets of the Plan, and such term shall be construed as including the term "Named Fiduciary" with respect to those Fiduciaries named in the Plan or who are identified as Fiduciaries pursuant to procedures specified in the Plan.

       "Highly Compensated Employee" shall mean

            (a) Any Employee who performs services for the Company or any Related Company during the "current Plan Year" and who (1) was a 5% owner of the Company or any Related Company at any time during the current or prior Plan Year or (2) received compensation from the Company or any Related Company in excess of $80,000 (as adjusted pursuant to Section 415(d) of the Code) in the prior Plan Year. For purposes of this definition "compensation" means Section 415 Compensation (as defined in Appendix A), but including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity; or

            (b) Any Employee who separated from service (or was deemed to have separated) prior to the current Plan Year, performs no services for the Company or any Related Company during the Plan Year, and met the description in
  (a) above for either the separation year or any Plan Year ending on or after the Employee's 55th birthday.

       "Hour of Service" shall mean an hour (a) for which an Employee is paid, or entitled to payment, for the performance of duties for the Company or a Related Company;
(b) for which the Employee is paid or entitled to payment by the Company or a Related Company on account of a period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; or (c) for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or a Related Company.

       The following additional rules shall apply in calculating Hours of Service: (1) no more than 501 Hours of Service are required to be credited to an Employee on account of any single period during which the Employee performs no duties; (2) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation, or disability insurance laws;
(3) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee; (4) a payment shall be deemed to be made by or due from a Company or a Related Company regardless of whether such payment is made by or due from the Company or a Related Company directly, or indirectly through, among others, a trust fund, or insurer, to which the Company or a Related Company contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or on behalf of a group of Employees in the aggregate; (5) no more than one Hour of Service shall be credited with respect to any hour of time; (6) an "Hour of Service" shall include any hour for which an Employee is entitled to payment by a "leasing organization" (as described in Section 414(n)(2) of the Code) for the performance of duties for the Company or a Related Company.

       The definition of "Hour of Service" set forth herein shall also be construed in accordance with, and shall include any additional periods of service, that may be required by regulations promulgated by the United States
Department of Labor. The hour of service rules stated in the Department of Labor Regulations Section 2530.200b-2(b) and -2(c) are herein incorporated by reference.

       "Investment Committee" shall mean the Qualified Plans
Investment Committee of the Company, the members of which are appointed by the Committee.

       "Investment Funds" shall mean the funds set forth in
Section 2.5(a).

       "Investment Manager" shall mean a Fiduciary designated by the Committee under this Plan to whom has been delegated the responsibility and authority to manage, acquire or dispose of Plan assets (a) who (1) is registered as an investment adviser under the Investment Advisers Act of 1940; (2) is a bank, as defined in that Act; or (3) is an insurance company qualified to perform investment advisory services under the laws of more than one state; and (b) who has acknowledged in writing that he is a Fiduciary with respect to the management, acquisition, and control of Plan assets.

       "Normal Retirement Age" shall mean a Participant's
65th birthday.

       "One-Year Break in Service Year" shall mean each twelve month period commencing on the Participant's
Severance Date (and anniversaries thereof) if the Employee fails to complete an Hour of Service during the twelve month period.

       "Participant" shall mean any Eligible Employee who elects to participate in accordance with the provisions of this Plan.

       "Participant Contribution Account" shall mean the Account maintained for a Participant that is credited with Employee Contributions to the Plan in accordance with
Section 3.3 on behalf of such Participant, together with the allocations thereto as required by the Plan.

       "Participant Incentive Account" shall mean the Account maintained for a Participant that is credited with payments to the Plan by the Company and any Participating Affiliate in accordance with Sections 3.4 and 3.5 on behalf of such Participant, together with the allocations thereto as required by the Plan. Prior to January 1, 1997, the Participant Incentive Account of each Participant who was a Participant on December 31, 1977 contained a Subaccount known as the Allocated Stock Account which was credited with the shares and partial shares of Company Stock, if any, allocated to the Participant's Company Contribution Account as of December 31, 1977 and any stock dividends on Company Stock. Effective January 1, 1997, such Subaccount shall no longer be maintained.

       "Participating Affiliate" shall mean any Related Company which, by resolution of its board of directors and with the approval of the Corporation, elects to participate in this Plan. Any such resolution of participation by a Participating Affiliate may modify the eligibility requirements for participation in the Plan by an Employee of the Participating Affiliate, so long as any such modification complies with the Code and ERISA and is acceptable to the Corporation.

       "Paysop Account" shall mean the Account maintained by the Committee for each Participant that was credited with Paysop contributions made before 1987 to the Plan by the Company and any Participating Affiliate, together with the allocations thereto as required by the Plan. The Paysop Accounts are intended to qualify as a tax credit employee stock ownership plan meeting the requirements of Section 409 of the Code. The Paysop Accounts shall be invested in Fund H and shall be primarily invested in Company Stock. See
Section 6.8 for additional rules.

       "Plan" shall mean the Great Western Employee Savings
Incentive Plan set forth herein, now in effect or hereafter amended.

       "Plan Year" shall mean the twelve-consecutive month period ending on December 31. The Plan Year shall be the limitation year for purposes of Section 415 of the Code.

       "Price Per Share of Company Stock" shall mean the closing price per share of Company Stock on the New York Stock Exchange Composite Transactions for the applicable day or, in the event the applicable day is not a trading day or if such stock was not traded on such day, the next preceding day on which such stock was traded.

       "Related Company" shall mean (a) each corporation which is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Section 1563(a)(4) and
(e)(3)(C) thereof) of which the Company is a component member, (b) each entity (whether or not incorporated) which is under common control with the Company, as such common control is defined in Section 414(c) of the Code and Regulations issued thereunder, (c) any organization which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) of which the Company or a Related Company is a member, and (d) any organization which is required by regulations issued under Section 414(o) of the Code to be treated as a Related Company. For the purposes of Article IV of this Plan the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in Section 1563(a)(1) of the Code. The term "Related Company" shall also include each predecessor employer to the extent required by Section 414(a) of the Code. Notwithstanding the foregoing, an organization shall not be considered a Related Company for any purpose under the Plan prior to the date it is considered affiliated under clauses (a) through (d) above.

       "Rollover Account" shall mean the Account maintained for a Participant that is credited with the amount, if any, received by the Plan in accordance with Section 3.6 as a rollover contribution, as defined in Section 402 of the Code, together with the allocations thereto as required by the Plan.

       "Section 415 Compensation" for any limitation year shall mean a Participant's wages and all other compensation reported on Form W-2, as adjusted as required by Treasury Regulation Section 1.415-2(d)(11)(i), for that year. Effective January 1, 1998, Section 415 Compensation shall also include any Compensation Deferrals under this Plan, and any amounts deferred under any cafeteria plan described in
Section 125 of the Code.

       "Service" shall mean

            (a)  all periods of employment or reemployment
  (commencing on the date the Employee completes an Hour of Service) and ending on the Employee's Severance Date;

            (b)  if the Employee quits, is discharged or
  retires, the period of severance after such Severance Date if he becomes an Employee with twelve months of such Severance Date;

            (c) notwithstanding (b) above, if the Employee quits, is discharged or retires during the first twelve month of a leave of absence which is included in Service (pursuant to paragraph (a) above), the period of severance after the Employee quits, is discharged, or retires shall be counted as Service only if he becomes an Employee within twelve months after the leave of absence began; and

            (d)  Service in the Armed Forces of the United
  States or the Public Health Service of the United States as a result of which such Employee is entitled to reemployment rights from the Company pursuant to the provisions of Section 2021 et seq. of Title 38 of the United States Code, provided that the Employee returns to work within the time period specified in such provisions.

For this purpose, a period of severance is the period beginning on the Severance Date on which the Employee quits, is discharged or retires and ending on the date he again becomes an Employee.

       "Severance Date" shall mean the earlier of (i) the date the Employee quits, is discharged, retires or dies (including the occurrence of such an event during an absence described in (ii) below) and (ii) the first anniversary (or such later date provided the Company's leave of absence policy or with respect to military leave, by federal law) of the date the Employee is absent from employment for any other reason, including vacation, holiday, sickness, disability, pregnancy, or birth or adoption of the Employee's child (or child care for a period following such birth or adoption).

       "Trust" shall mean the Trust which is established to hold and invest contributions under this Plan.

       "Trustee" (or "Trustees," if more than one is appointed and acting) shall mean the Trustee or Trustees, whether original or successor, appointed under the Trust.

       "Year of Eligibility Service" means each Eligibility
Computation Period during which the Employee is credited with at least 1,000 Hours of Service.

       "Year of Vesting Service" shall mean each 365 day period of Service completed by the Employee. Non-successive periods of Service shall be aggregated for this purpose.

                         ARTICLE II
                        PARTICIPATION


2.1 - Eligibility Requirements.
       Participation in the Plan is voluntary. Provided he is then an Eligible Employee, each Employee shall become a Participant in the Plan on the first day of the calendar month (or any Entry Date thereafter) following completion of the later of:

       (a)  one Year of Eligibility Service,

       (b)  the date he becomes an Eligible Employee, or

       (c) the date the Eligible Employee agrees to participate hereunder.

       Enrolling in the Plan pursuant to the Voice Response System pursuant to Section 2.8(c) shall signify the Employee's acceptance of the benefits and terms of this Plan and Trust and shall signify the Employee's agreement to make contributions to the Trust pursuant to Article III of this Plan.

2.2 - Participation.
       Participation of a Participant shall commence as of the date specified in Section 2.1 and shall continue during the Participant's employment with the Company and until the occurrence of a Break in Employment.

2.3 - Reemployment.
       (a)  An Employee who has met the eligibility
requirements described herein but who incurs a Break in Employment prior to becoming a Participant and is later reemployed as an Eligible Employee shall become eligible to participate as of the later of (1) the Entry Date following the date he met the eligibility requirements described herein or (2) the date of reemployment.

       (b) A Participant who incurs a Break in Employment and is later reemployed as an Eligible Employee shall resume participation immediately upon his reemployment.

       (c) Notwithstanding the foregoing, an Employee who incurs a Break in Employment prior to having a vested interest in an Account attributable to Employer Contributions or Compensation Deferrals under the Plan, shall forfeit all Years of Eligibility Service prior to the break, if during the Break in Employment the Employee incurred a number of One-Year Break in Service Years at least equal to the greater of six or the aggregate number of Years of Eligibility Service the Employee had in the Plan before the Break in Employment. For the purpose of this subsection only and notwithstanding anything to the contrary in the Plan, a One-Year Break in Service Year shall mean any Plan Year in which an Employee fails to complete more than 500 Hours of Service. Notwithstanding any other provision of this subsection, any Employee shall not be credited with more than 501 Hours of Service by reason of such absence.

2.4 - Designation of Beneficiary.
       Upon forms provided by the Committee, each Employee who becomes a Participant shall designate in writing the Beneficiary or Beneficiaries whom such Employee desires to receive any benefits payable under this Plan in the event of such Employee's death. A Participant may from time to time change his designated Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by filing a new designation in writing with the Committee. However, if a married Participant wishes to designate a person other than his spouse as Beneficiary, such designation shall be consented to in writing by the spouse, which consent shall acknowledge the effect of the designation and be witnessed by a Plan representative or a notary public. The Participant may change any election designating a Beneficiary or Beneficiaries without any requirement of further spousal consent if the spouse's consent so provides. Notwithstanding the foregoing, spousal consent shall be unnecessary if it is established (to the satisfaction of a Plan representative) that there is no spouse or that the required consent cannot be obtained because the spouse cannot be located, or because of other circumstances prescribed by Treasury Regulations. The Company, the Committee and the Trustee may rely upon his designation of Beneficiary or Beneficiaries last filed in accordance with the terms of this Plan. Upon the dissolution of marriage of a Participant, any designation of the Participant's former spouse as a Beneficiary, shall be treated as though the Participant's former spouse had predeceased the Participant, unless the Participant executes another Beneficiary designation that complies with this Section 2.4 and that clearly names such former spouse as a Beneficiary. In any case in which the Participant's former spouse is treated under the Participant's Beneficiary Designation as having predeceased the Participant, no heirs or other beneficiaries of the former spouse shall receive benefits from the Plan as a Beneficiary of the Participant except as provided otherwise in the Participant's Beneficiary designation.

2.5 - Investment Options.

       (a) The Investment Funds maintained in the Trust shall be:

  Fund A    -    a Money Market Fund, which shall be
                 invested in fixed income investments,
                 generally of 180 days duration or less.
                 Prior to January 1, 1997, Fund A was a
                 Fixed Income Fund, which was invested in interest bearing savings accounts of the Company and its Participating Affiliates and other investments that guarantee income, including all loans made to Participants pursuant to Section 9.11.

  Fund B    -    a Short Term Bond Fund, which shall be
                 invested in short term (i.e., generally
                 with a maturity of five years or less)
                 bonds which are issued and guaranteed by the United States Treasury or another U.S.
                 agency or are of investment grade quality.

  Fund C    -    a Bond Fund, which shall be invested in
                 short intermediate and long term (i.e.,
                 generally with an emphasis on long term) bonds which are issued and guaranteed by the United States Treasury or another U.S.
                 agency or are of investment grade quality.

  Fund D    -    a Balanced Fund, which shall be invested in
                 equity securities, bonds and/or money
                 market funds.

  Fund E    -    a S&P 500 Stock Index Fund, which shall be
                 invested in equity securities of companies in the S&P 500.

  Fund F    -    a Small Company Stock Fund, which shall be
                 invested in equity securities of companies with modest capitalization.

  Fund G    -    a fund invested wholly in Company Stock.
                 There is no limit on the amount of Plan
                 assets that may be invested in Fund G.

  Fund H    -    a fund utilized solely for Paysop Accounts.
                 A Participant's Paysop Account (except as provided in the next sentence) will mandatorily be invested in Company Stock.
                 Unless the Committee directs otherwise,
                 cash dividends on Company Stock held in the Paysop Account will mandatorily be invested in short-term investments. Prior to
                 January 1, 1997, the portion of the Paysop
                 Account invested in such fund was referred to as the Paysop Subaccount; such Subaccount shall no longer be maintained after December 31, 1996.


Notwithstanding the foregoing, cash being held in the Investment Funds for investment or to build up cash reserves may be invested in short-term or intermediate-term obligations issued or guaranteed by the Federal Government (and including any agency or instrumentality thereof) and in commercial paper other than obligations of the Company, certificates of deposit, or other investments of a short-term or intermediate-term nature. Monies in the Investment Funds may also be invested in mutual funds, common, group, or collective trust funds maintained by the Trustee or other bank or trust company, or similar investment vehicles provided such investment vehicles have investment objectives similar to those described above. Pursuant to Section 7.3, the Investment Committee shall select the specific investments for the Investment Funds, either by selecting a mutual fund, common, group or collective trust fund, or similar vehicle, or by designating an Investment Manager (or Trustee) who will be responsible for investment of monies.

       (b) Any contribution and loan repayment allocated to a Participant's account hereunder will be initially invested in the Investment Funds (other than Fund H) designated by the Participant in accordance with Section 2.8, provided that such election or designation shall be in increments of one percent (1%). If a Participant does not make an election, his contributions shall be invested in Fund A.

       (c) Any direction by a Participant for investment of contributions made to his Accounts under this Plan shall be deemed to be a continuing direction until changed. A Participant may change his investment direction for future contributions, but such a change may be made only as of any Entry Date in accordance with Section 2.8.

       (d) A Participant may direct that the investment of his Accounts (other than his Paysop Account) be redirected into any or all other Investment Fund or Funds (other than Fund H), in one percent (1%) increments, but such a shift may be made only as of any Business Day in accordance with
Section 2.8.

       (e) A Participant's directions under Section 2.5 shall apply to all Accounts (except the Paysop Account). A
Participant may not provide different directions for different Accounts.

2.6 - Certain Acquired Companies.
       There have been certain acquisitions and there are variations in benefits for those Participants affected by the acquisitions which are outlined in Exhibit A to the Plan. The details of such arrangements shall be agreed upon by the Corporation (or subsidiary) and the third party. Notwithstanding Section 8.1, the Committee may amend Exhibit A of the Plan to reflect the particulars of said arrangement (which may include the transfer of accounts to this Plan if in accordance with Sections 401(a)(12) and 414(l) of the
Code) and the approval of the Board of Directors shall not be required for such an amendment.

2.7 - Sales of Subsidiaries, Divisions and Branches.
       In the event of a sale of any branches, divisions, subsidiaries or other operations of this Corporation (or a subsidiary thereof) to a third party, if the Corporation (or subsidiary) and the third party so agree, the Accounts of the Participants in this Plan who transfer employment to the third party may be transferred to a defined contribution plan maintained or to be established by the third party and the Account balances of the Participants may be 100% vested. The asset transfers shall be made in accordance with Sections 401(a)(12) and 414(1) of the Code. Notwithstanding any other provision of this Plan to the contrary, in the event of such a transfer of Account balances with respect to any such Participants, no benefits shall be paid from the Plan to any such Participants. The details of such arrangements shall be agreed upon by the Corporation (or subsidiary) and the third party. Notwithstanding
Section 8.1, the Committee may amend Exhibit B of the Plan to reflect the particulars of said arrangement and the approval of the Board of Directors shall not be required for such an amendment.

2.8 - Requirements for Participant Elections.
       (a) This Section 2.8 sets forth the requirements for Participants (or Beneficiaries) to make elections regarding
(1) initial and subsequent elections with respect to investment of contributions into Investment Funds as set forth in Sections 2.5(b) and (c); (2) initial elections, suspensions or changes in Compensation Deferrals pursuant to
Section 3.2; (3) initial elections, suspensions or changes of Employee Contributions pursuant to Section 3.3; (4) elections with respect to redirection of Account balances into Investment Funds, pursuant to Section 2.5(d); and (5) loans pursuant to Section 9.11.

       (b)(1) No written forms are required to make the elections described in subsection (a) or in Section 2.1. In lieu thereof, such elections will be made through a Voice Response System, which is a toll-free telephone line which will permit each Participant to make elections described in this Section 2.8. To give directions, a Participant will be assigned a confidential personal identification number (which can be changed by the Participant) and must identify himself using this personal identification number and his social security number for all telephonic directions.

       (2) Elections described in Section 2.8(a)(1), (2) and (3) will generally be effective as of the first Entry Date after notice is given (or as soon as practicable thereafter). Notice must be given on the Voice Response System no later than such time and dates established by the Committee from time to time preceding such Entry Date.

       (3) Elections described in Section 2.8(a)(4) will generally be effective as of the Business Day on which notice is given, provided that notice must be given on the Voice Response System no later than such time established by the Committee from time to time on such Business Day. Otherwise, the election will be effective on the following Business Day. Notwithstanding the foregoing, the transfer into a Fund may be effected on the Business Day following the transfer out of the other Fund.

       (4) Elections described in Section 2.8(a)(5) will generally be processed on the applicable Distribution Value Date after notice is given and all appropriate elections are made (or as soon as practicable thereafter). Notice must be given on the Voice Response System no later than such time and dates established by the Committee from time to time preceding such date. Proceeds from such transactions will be delivered as soon as practicable thereafter.

       (5) As soon as practicable after an election is made pursuant to the Voice Response System, the Committee (or its delegate) shall send the Participant or Beneficiary a written confirmation containing the particulars of said election. If the Participant or Beneficiary fails to object, in writing, prior to the Entry Date after the election was effective that the written confirmation is incorrect, the particulars set forth in such written confirmation shall be deemed conclusive evidence of the election made by the Participant or Beneficiary.

       (6) Reasonable efforts will be used to process elections as set forth above. Notwithstanding the preceding sentence or the foregoing paragraphs (1) - (5), neither the Company, the Committee, the benefits department nor any other person guarantees that any election will be so processed. Each of the elections shall be made in conformance with such procedures as are established by the Committee in its sole and complete discretion. The Committee may adopt new rules or alter any of the foregoing rules as it deems appropriate in its sole and complete discretion including, without limitation, eliminating the Voice Response System, implementing a requirement of written forms, establishing the effective date and notice date for any type of election and limiting the number of elections that may be made by a Participant during any specified period. Any such rule shall be deemed adopted by the Committee if it distributed to Participants generally in a written communication.

       (c) Subject to applicable law, the Committee may also implement the Voice Response System for any other elections described in the Plan, including without limitation, elections to take a withdrawal or distribution pursuant to Section 6.1 through 6.4. Notwithstanding the preceding sentence, if (x) the Internal Revenue Service issues a favorable determination letter with respect to this Plan (as adopted January 1, 1997) and (y) the Committee implements the Voice Response System for one or more types of distributions or withdrawals, and (z) the Voice Response System informs the Participant of his right to delay any distribution until age 65 and that no distribution can be made prior to age 65 without his consent, then the Participant's application for a distribution or withdrawal on the Voice Response System, together with the cashing of any check subsequently issued by the Plan (whether or not endorsed), shall treated as constituting (1) written consent for purposes of Section 6.1(d), Code Section 411(a)(11) and ERISA Section 203(e) and (2) conclusive proof that any hardship withdrawal pursuant to Section 6.3 is for a financial hardship resulting from a reason described in Sections 6.3(a)(1)-(5) as long as the Participant indicates on the Voice Response System which reason is applicable.

                         ARTICLE III
                        CONTRIBUTIONS

3.1 - Required Contributions by Participants.
       Every Participant shall be required to make either Compensation Deferrals pursuant to Section 3.2 or Employee Contributions pursuant to Section 3.3. A Participant may make Compensation Deferrals and Employee Contributions during the same pay period provided that, subject to the limitations of Sections 3.7, 3.9, 3.10 and 4.1, the Participant's combined Employee Contributions and Compensation Deferrals for a pay period cannot exceed 14% of the Participant's Compensation for the month.

3.2 - Compensation Deferrals.
       (a)  Election to Defer.
       Subject to the limitations in Sections 3.7, 3.10 and 4.1, each Participant may elect Compensation Deferrals, in accordance with Section 2.8, in whole percentages from 1% to 14% of the Participant's Compensation for each pay period, plus any whole dollar amount deferred pursuant to the terms of the Great Western PlusPay Benefit Plan. Compensation Deferrals shall be credited to the Participant's Cash or Deferred Account, and shall be made in accordance with rules established by the Committee.

       (b)  Change in Percentage or Suspension of
            Compensation Deferrals.
       A Participant's Compensation Deferral percentage will remain in effect, notwithstanding any change in Com-pensation, until the Participant elects to change the percentage. A Participant may elect at any time to suspend all Compensation Deferrals, provided he makes an election in accordance with Section 2.8; such election shall be effective as soon as administratively feasible. A Participant may elect to change or to resume his Compensation Deferrals as of any Entry Date in accordance with Section 2.8.

       (c)  Status of Compensation Deferrals.
       To make Compensation Deferrals under this Section, the Company will reduce the Participant's Compensation in the amount authorized by the Participant and make a contribution to the Trustee equal to such reduction as of the earliest date on which such amount can reasonably be segregated from the Company's general assets, not to exceed
90 days from the date on which such amount would otherwise have been payable to the Participant in cash. Compensation
Deferrals constitute Company contributions under the Plan and are intended to qualify as elective contributions under Code Section 401(k).

       (d) General Limitations on Compensation Deferrals. As of the last day of the Plan Year, the Committee shall determine the amount of Compensation Deferrals in excess of those permitted under Section 3.8 of the Plan, and any excess shall either be distributed to the Participant responsible for the excess Compensation Deferral or redesignated as an after-tax contribution and accounted for separately under the Plan in accordance with the Code, Treasury Regulations and Section 3.8(d).

3.3 - Employee Contributions.
       (a)  Election to Make Employee Contributions.
       Subject to the limitations of Sections 3.9 and 4.1, each Participant may elect Employee Contributions on his own behalf, in accordance with Section 2.8, in whole percentages from 1% to 14% of the Participant's Compensation for each pay period plus any whole dollar contributions elected pursuant to the terms of the Great Western PlusPay Benefit Plan; provided that amounts may only be elected under the PlusPay Benefit Plan if the Participant has already deferred the maximum amount of Compensation Deferrals permitted under
Section 3.7 for the Plan Year. Such contributions by Participants shall be credited to his Participant Contribution Account, and shall be made in accordance with rules established by the Committee.

       (b)  Change in Percentage or Suspension of Employee
            Contributions.
       A Participant's Employee Contribution percentage will remain in effect, notwithstanding any change in Compensation, until the Participant elects to change the percentage. A Participant may elect at any time to suspend all Employee Contributions, provided he makes an election in accordance with Section 2.8; such election shall be effective as soon as administratively feasible. A Participant may elect to change or to resume his Employee Contributions as of any Entry Date in accordance with
Section 2.8.

       (c)  Status of Employee Contributions.
       To make Employee Contributions under this Section, the Company will deduct from the Participant's Compensation the amount authorized by the Participant, and shall withhold income taxes on such amount. The Company will then contribute the amount authorized by the Participant, reduced by withheld income taxes, to the Trustee as of the earliest date on which such amount can reasonably be segregated from the Company's general assets, not to exceed 90 days from the date on which such amount would otherwise have been payable to the Participant in cash.

       (d) General Limitations on Employee Contributions. As of the last day of the Plan Year, the Committee shall determine the amount of Employee Contributions in excess of those permitted under Section 3.9 of the Plan, and any excess shall be distributed to the Participant responsible for the excess Employee Contribution as provided in Section 3.9(d).

3.4 - Employer Matching Contributions.
       (a) Amount of Employer Matching Contribution. Subject to the limitations of Section 3.9, 3.10 and
4.1, for each pay period the Company shall make an Employer Matching Contribution to the Plan, which when added to the forfeitures in excess of Plan expenses described in Section 3.11(b), is equal to 50% of the Compensation Deferrals and Employee Contributions for the pay period of each Participant; provided that the maximum Employer Matching Contribution made on behalf of any Participant for a pay period shall not exceed 3% of such Participant's Compensation paid during such pay period. The Company shall pay to the Trustee the Employer Matching Contribution as soon as practicable after the applicable Allocation Date and in any event within the time prescribed by law, including extensions of time, for the filing of the Company's federal income tax return for the Company's taxable year ending with or within the Plan Year to which the contribution relates.

       (b) Allocation of Employer Matching Contributions. The Employer Matching Contributions for any pay
period shall be allocated to the Participant Incentive Account maintained for the Participant on behalf of whom the contribution under Section 3.4(a) was made.

3.5 - Employer Discretionary Contributions.
       (a) Amount of Employer Discretionary Contribution. Subject to the limitations of Sections 3.9, 3.10 and
4.1, for each Plan Year the Company may make an Employer Discretionary Contribution in the amount determined by the Board of Directors, but not to exceed the amount of Employer Matching Contributions made by the Company for the Plan Year. The Company shall pay to the Trustee the Employer Discretionary Contribution by the last date permitted in
Section 3.4(a) for payments of Employer Matching
Contributions.

       (b)  Allocation of Employer Discretionary
            Contributions.
       The Employer Discretionary Contribution, if any, made for a Plan Year shall be allocated, as of the Anniversary Date of such Plan Year, to the Participant Incentive Account of each Participant who is a Participant on such Anniversary Date on the basis of the ratio of such Participant's Employee Contributions or Compensation Deferrals which are matched by Employer Matching Contributions less any withdrawals and any distributions from any Account during such Plan Year to the total of all such amounts for all matched Employee Contributions and Compensation Deferrals net of all withdrawals for each Plan Year.

3.6 - Rollover Contributions.
       (a) An Eligible Employee, regardless of whether he has satisfied the participation requirements of Section 2.1 who has received a distribution from a plan which meets the requirements of Section 401(a) of the Code may, in accordance with procedures approved by the Committee, transfer the distribution received from the other plan to the Trust; provided that the distribution is eligible for rollover treatment and exclusion from the gross income of the Participant in accordance with the Code.

       (b) The Committee shall develop such procedures, and may require such information from an Employee desiring to make such a transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section. Upon approval by the Commit-tee, the amount transferred shall be deposited in the Trust and shall be credited to an account which shall be referred to as the "Rollover Account." Such account shall be 100% vested in the Employee and shall share in income allocations as provided in the Plan, but shall not share in Company contribution allocations. Upon termination of employment, the total amount of the Employee's Rollover Account shall be distributed in accordance with Article VI.

       (c) Upon such transfer by an Eligible Employee who has not yet completed the participation requirements of
Section 2.1, his Rollover Account shall represent his sole interest in the Plan until he becomes a Participant.

3.7 - Section 402(g) Limit on Compensation Deferrals.
       (a) Compensation Deferrals made on behalf of any Participant under this Plan and all other plans (which are described in Section 3.7(c)) maintained by the Company or a Related Company shall not exceed the limitation under Code
Section 402(g)(1) for the taxable year of the Participant, as adjusted annually under Section 402(g)(5) of the Code, and shall be effective as of January 1 of each calendar year.

       (b) In the event that the dollar limitation provided for in Section 3.7(a) is exceeded, the Participant is deemed to have requested a distribution of the excess amount by the first March 1 following the close of the Participant's taxable year, and the Committee shall distribute such excess amount, and any income allocable to such amount, to the Participant by April 15th. In determining the excess amount distributable with respect to a Participant's taxable year, excess Compensation Deferrals previously distributed for the Plan Year beginning in such taxable year shall reduce the amount otherwise distributable under this Paragraph (b).

       (c) In the event that a Participant is also a participant in (1) another qualified cash or deferred arrangement as defined in Section 401(k) of the Code, (2) a simplified employee pension, as defined in Section 408(k) of the Code, or (3) a salary reduction arrangement, within the meaning of Section 3121(a)(5)(D) of the Code, and the elective deferrals, as defined in Section 402(g)(3) of the Code, made under such other arrangement(s) and this Plan cumulatively exceed the dollar limit under Section 3.7(a) for such Participant's taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Committee in writing of such excess and request that the Compensation Deferrals made on his behalf under this Plan be reduced by an amount specified by the Participant. The Committee may then determine to distribute such excess in the same manner as provided in Section 3.7(b).

3.8 - Section 401(k) Limitations on Compensation Deferrals.
       (a)  The Committee will estimate, as soon as
practical before the close of the Plan Year and at such other times as the Committee in its discretion determines, the extent, if any, to which Compensation Deferral treatment under Section 401(k) of the Code may not be available to any Participant or class of Participants. In accordance with any such estimate, the Committee may modify the limits in
Section 3.2(a), or set initial or interim limits, for Compensation Deferrals relating to any Participant or class of Participants. These rules may include provisions authorizing the suspension or reduction of Compensation Deferrals above a specified dollar amount or percentage of Compensation.

       (b)  For each Plan Year, an actual deferral
percentage will be determined for each Participant equal to the ratio of the total amount of the Participant's Compensation Deferrals allocated under Section 3.2(a) for the Plan Year divided by the Participant's Section 415 Compensation (including Compensation Deferrals and amounts deferred under Code Section 125) in the Plan Year. For purposes of the preceding sentence, the Company, in its sole discretion, may treat all or any part of its Employer Contributions as Compensation Deferrals to the extent permitted by Treasury Regulations, provided that such Employer Contributions (together with any gains or losses attributable to such amounts) must be non-forfeitable and subject to the provisions of the Plan pertaining to distributions of amounts from Compensation Deferral Accounts, and must be accounted for separately to the extent required by Treasury Regulations. An Employee's Section 415 Compensation taken into account for this purpose shall be limited to Section 415 Compensation received during the Plan Year while the Employee is a Participant. Except as otherwise provided in this Section 3.8(b), (1) each Eligible Employee who would be a Participant except for the fact such Eligible Employee does not agree to participate shall be considered a Participant for purposes of Section 3.8 and
(2) with respect to Participants who have made no Compensation Deferrals under this Plan, such actual deferral percentage will be zero.

       (c) The average of the actual deferral percentages for Highly Compensated Employees for the current Plan Year
("High Average") when compared with the average of the actual deferral percentages for non-Highly Compensated
Employees for the prior Plan Year ("Low Average") must meet one of the following requirements:

       (1) The High Average is no greater than 1.25 times the Low Average; or

       (2) The High Average is no greater than two times the Low Average, and the High Average is no greater than the Low Average plus two percentage points.

       (d) At the end of a Plan Year, a Participant or class of Participants has excess Compensation Deferrals, then the Committee may elect, at its discretion, to pursue any of the following courses of action or any combination thereof:

       (1) Within 2-1/2 months after the end of the Plan Year, excess Compensation Deferrals for a Plan Year may be redesignated as after-tax contributions and accounted for separately pursuant to Section 3.2(d). Excess Compensation Deferrals, however, may not be redesignated as after-tax employee contributions with respect to a Highly Compensated Employee to any extent that such redesignated after-tax employee contributions would exceed the limits of Section 3.3 or 3.9 when combined with the Employee Contributions of that Employee for the Plan Year. Adjustments to withhold any federal, state, or local taxes due on such amounts may be made by the Company against Compensation yet to be paid to the Participant during that taxable year.

       (2) Excess Compensation Deferrals, and any earnings attributable thereto through the end of the Plan Year, may be returned to the Company employing the Participant, solely for the purpose of enabling the Company to withhold any federal, state, or local taxes due on such amounts. The Company will pay all remaining amounts to the Participant within the 2-1/2 month period following the close of the Plan Year to which the excess Compensation Deferrals relate to the extent feasible, but in all events no later than 12 months after the close of such Plan Year.

       (3) The Company, in its discretion, may make a contribution to the Plan, which will be allocated as a fixed dollar amount among the Accounts of non-Highly
  Compensated Employees who have met the requirements of
  Section 2.1.

Any such excess Compensation Deferrals recharacterized as after-tax contributions or distributed from the Plan with respect to a Participant for a Plan Year shall be reduced by any amount previously distributed to such Participant under
Section 3.7 for the Participant's taxable year ending with or within such Plan Year.

       (e) The amount of the excess Compensation Deferrals will be determined by the Committee by reducing the Compensation Deferrals of the Highly Compensated Employee(s) with the highest Compensation Deferrals to the extent required to enable the Plan to meet the limits in (c) above or to cause the Compensation Deferrals of such Employee(s) to equal the Compensation Deferrals of the Highly Compensated Employee(s) with the next-highest Compensation Deferrals. The process in the preceding sentence shall be repeated until the Plan satisfies the limits in (c) above. The earnings attributable to excess Compensation Deferrals will be determined in accordance with Treasury Regulations. The Committee will not be liable to any Participant (or his Beneficiary, if applicable) for any losses caused by in-accurately estimating or calculating the amount of any Participant's excess Compensation Deferrals and earnings attributable to the Compensation Deferrals.

       (f) If the Committee determines that an amount to be deferred pursuant to the election provided in Section 3.2 would cause Company contributions under this and any other tax-qualified retirement plan maintained by any Company to exceed the applicable deduction limitations contained in
Section 404 of the Code, or to exceed the maximum Annual Addition determined in accordance with Section 4.1, the Committee may treat such amount in accordance with the rules in Section 3.8(a) hereof.

       (g) In the discretion of the Committee, the tests described in this section may be applied by aggregating the Plan with any other defined contribution plans permitted under the Code.

3.9 - Section 401(m) Limitations on Employee Contributions and Employer Contributions.
       (a)  The Committee will estimate, as soon as
practical, before the close of the Plan Year and at such other times as the Committee in its discretion determines, the extent, if any, to which Employee Contributions and/or Employer Contributions may not be available to any Participant or class of Participants under Code Section 401(m). In accordance with any such estimate, the Committee may modify the limits in Section 3.3 and/or percentages on Sections 3.4 and 3.5 or set initial or interim limits or percentages, for Employee Contributions and/or Employer Contributions relating to any Participant or class of Participants. After determining the amount of excess Compensation Deferrals, if any, under subsections 3.8(a) and
(b), the Committee shall determine the aggregate contribution percentage under (b) below.

       (b) For each Plan Year, a contribution percentage will be determined for each Participant equal to the ratio of the total amount of the Participant's Employee Contributions, Employer Matching Contributions, Employer Discretionary Contributions and forfeitures allocated under Sections 3.3, 3.4, 3.5 and 3.11 for the Plan Year and any Compensation Deferrals of the Participant redesignated as after-tax contributions under Section 3.2(d) and 3.8(d) in the Plan Year in which such excess Compensation Deferrals would be included in the gross income of the Participant divided by the Participant's Section 415 Compensation (including Compensation Deferrals and amounts deferred under Code Section 125) in the Plan Year. For purposes of the preceding sentence, the Company, in its sole discretion, may treat all or any part of its Compensation Deferrals as Employer Matching Contributions to the extent permitted by Treasury Regulations. If Compensation Deferrals are treated as Employer Matching Contributions, the Plan must satisfy
Section 3.8(b) both by counting such amounts as Compensation Deferrals and by excluding such amounts as Compensation Deferrals. Furthermore, any Employer Contributions treated as Compensation Deferrals under Section 3.8(b) shall not be used to satisfy the requirements of this Section 3.9(b), except as otherwise permitted by the Code or Treasury Regulations. An Employee's Section 415 Compensation taken into account for this purpose shall be limited to Section 415 Compensation received during the Plan Year while the Employee is a Participant. Except as otherwise provided in this Section 3.9(b), (1) each Eligible Employee who would be a Participant except for the fact such Eligible Employee does not agree to participate shall be considered a Participant for purposes of Sections 3.9 and (2) with respect to Participants who have made no Employee Contribu-tions and for whom there were no Employer Contributions under this Plan, such contribution percentage will be zero.

       (c) The average of the contribution percentages for Highly Compensated Employees for the current Plan Year
("High Average") when compared with the average of the contribution percentages for non-Highly Compensated
Employees for the prior Plan Year ("Low Average") must meet one of the following requirements:

       (1) The High Average is no greater than 1.25 times the Low Average; or

       (2) The High Average is no greater than two times the Low Average, and the High Average is no greater than the Low Average plus two percentage points.

       (d) If, at the end of a Plan Year, a Participant or a class of Participants has excess contributions, then the Committee may elect, at its discretion, to pursue any of the following courses of action or any combination thereof:

       (1) Excess Employer Contributions (and any earnings attributable thereto through the end of the Plan Year) attributable to excess Compensation Deferrals under
  Section 3.7 or 3.8 or attributable to excess Employee
  Contributions, may be forfeited.

       (2) Employer Contributions (and any earnings attributable thereto through the end of the Plan Year) that are not vested may be forfeited.

       (3)  Excess Employee Contributions and excess
  Employer Contributions (and any earnings attributable to such excess amounts through the end of the Plan Year) may be distributed to the Participant within the 2-1/2 month period following the close of the Plan Year to the extent feasible, and in all events no later than 12 months after the close of Plan Year. The Company may distribute unmatched Employee Contributions before distributing any matched Employee Contributions or may distribute (or forfeit pursuant to clause (2) above) Employer
  Contributions prior to distributing any Employee
  Contributions.

       (4) Notwithstanding the foregoing, the condition in the next sentence must be met if there are Employer
  Contributions allocated to a Participant which are attributable to excess Compensation Deferrals under Sections 3.7 or 3.8 or attributable to excess Employee
  Contributions. In such case, Employer Contributions remaining in the Plan allocated to the Participant after satisfying Section 3.9 cannot exceed the amount which may be allocated under Sections 3.4 or 3.5 when taking into account only those Compensation Deferrals and Employee
  Contributions remaining in the Plan after satisfying
  Sections 3.7, 3.8 and 3.9.  Any such excess Employer
  Contributions (and earnings attributable thereto) must be forfeited or returned pursuant to clauses (1), (2) or (3) above.

       (e) The amount of excess Employee Contributions and Employer Contributions shall be determined by the Committee by reducing the contributions of the Highly Compensated Employee(s) with the highest contributions to the extent required to enable the Plan to meet the limits in (c) above or to cause the contributions of such Employee(s) to equal the contributions of the Highly Compensated Employee(s) with the next-highest contributions. The process in the preceding sentence shall be repeated until the Plan satisfies the limits in (c) above. The earnings attribut-able to excess contributions will be determined in accor-dance with Treasury Regulations. The Committee will not be liable to any Participant (or to his Beneficiary, if applicable) for any losses caused by inaccurately estimating or calculating the amount of any Participant's excess contributions and earnings attributable to the contributions.

       (f) The tests of Sections 3.8(c) and 3.9(c) shall be met in accordance with the prohibition against the multiple use of the alternative limitation under Code Section 401(m)(9). In the event such limitations are violated, corrections shall be made in accordance with Section 3.9(d).

3.10   - Limits on Employer Contributions and Compensation
Deferrals.
       In no event shall the aggregate contribution for any Plan Year made by the Company and any Participating Affiliates under Sections 3.2, 3.4 and 3.5, and under any other profit sharing or stock bonus plan(s) maintained by the Company or a Participating Affiliate, exceed (1) 15% of the Compensation paid or accrued to all Participants, plus the amount of any "unused pre-87 limitation carryforwards" available under Section 404(a)(3)(A) of the Code or (2) the profits for such Plan Year or the accumulated profits of the Company or Participating Affiliates. The Compensation taken into account for purposes of clause (1) of the preceding sentence shall be Compensation paid or accrued during the Company's taxable year ending with or within the Plan Year to which the Company contribution relates. For purposes of clause (2) of the second preceding sentence, profits earned that year shall be determined in accordance with sound accounting practice as consistently applied by the Company before reduction by federal and state taxes based on or measured by income and before reduction by the contribution payable for the year during which such profits are being determined. In the event that the Company or any Participating Affiliate is prevented in any year from making the above contribution which it otherwise would have made by reason of not having the current or accumulated profits or because such profits are less than the contribution which it otherwise would have made, then so much of the contribution which it was so prevented from making may be made, for the benefit of the Participants of such Company or Participating Affiliate, by the Company or other Participating Affiliate (where each is not so limited) to the extent of the current or accumulated profits of the Company and such other Participating Affiliate, except that such contribution by the Company and each other Participating Affiliate shall be limited to that portion of its total current and accumulated profits remaining after adjustment for its contribution deductible without regard to the provision of this paragraph which the total prevented contribution bears to the total current and accumulated profits of the Company and all such Participating Affiliates remaining after adjustment for all contributions deductible without regard to this paragraph.

3.11 - Allocation of Forfeitures.
       Subject to Section 5.2(d) and 6.6, as of each Allocation Date, any amounts credited to a former Employee's Participant Incentive Account which have been forfeited (as set forth in Section 5.2) shall be applied in accordance with Section 3.12(b). Any excess Forfeitures shall be credited against the Employer Matching Contributions of the Company set forth in Section 3.4(a) and allocated in accordance with Section 3.4(b).

3.12 - Valuation of Accounts.
       (a) Allocation of Investment Income to All Accounts. As of each Business Day, investment income of each
Investment Fund shall be allocated to each Account within such Investment Fund by crediting each such Account with an amount determined as follows:

       (1) The amount of any realized or unrealized gains or losses and income (net of expenses directly attributable to that Investment Fund) of such Investment
  Fund which has not previously been allocated, multiplied by

       (2) A fraction, the numerator of which is the value of such Account within the Investment Fund on the last preceding Business Day minus any amount distributed or withdrawn (including amounts transferred to a different
  Investment Fund) therefrom since the last preceding
  Business Day, and the denominator of which is the sum total of all such amounts for each Account within such Investment Fund. For this purpose, the value of the Account on any day shall not include amounts allocated as of that day if the amount has not yet been transferred to the Plan and credited to the Account for investment purposes.

The Committee may implement the foregoing allocations by adopting a unit accounting methodology for one or more
Investment Funds.

       (b)  Allocation of Plan Expenses.

       (1) All expenses of the Plan (excluding expenses directly attributable to an Investment Fund) shall be paid, to the extent available, from Forfeitures available under the Plan. To the extent that such expenses exceed
  Forfeitures, the excess expenses shall be charged to Accounts on an equitable basis by the Committee, provided that they are generally allocated on the basis of Account balances.

       (2)(A) The Committee may elect to allocate Plan expenses in accordance with this subsection (b)(2), rather than subsection (b)(1). The Committee may adopt rules and regulations to implement this subsection (b)(2).

       (B) All expenses of the Plan (excluding expenses directly attributable to an Investment Fund) shall be apportioned between Participants who are Employees as of the applicable Allocation Date and Participants who are former employees as of the applicable Allocation Date based on the ratio of the sum of the Account balances of all Employees as to the sum of the Account balances of all former Employees.

       (C) The expenses apportioned to current Employees who are Participants shall be paid, to the extent available, from Forfeitures available under the Plan. To the extent that such expenses exceed Forfeitures, the excess expenses shall be charged to Accounts of Employees in proportion to the ratio that amount previously allocated and remaining credited to each such Employee's
  Account bears the total accumulated amounts previously allocated and remaining credited to all such Accounts of Employees.

       (D) The expenses apportioned to former Employees who are Participants shall be charged to Accounts of former Employees in proportion to the ratio that amount previously allocated and remaining credited to each such former Employee's Account bears the total accumulated amounts previously allocated and remaining credited to all such Accounts of former Employees.

       (c) The allocations required by this Section 3.12 shall be made before the allocations required by any other
Section are made.

       (d) Notwithstanding anything to the contrary herein, if the Committee determines that an alternative method of allocating earnings and losses would better serve the interests of Participants and Beneficiaries or could be more readily implemented, the Committee may substitute such alternative; provided that any such alternative method must result in Plan earnings being allocated on the general basis of Account balances.

3.13 - Notification of Participants.
       At least annually, the Committee shall notify each Participant with respect to the status of such Participant's Accounts. Such notification shall in any event be made as soon as practicable after the end of each Plan Year. The total amounts so credited to each Participant's Accounts shall represent each Participant's contingent share of the Trust as of such date. Such allocation and notification shall not vest in any Participant any right, title or interest in the Trust, except to the extent, at the time or times, and upon the terms and conditions set forth herein. Neither the Company, the Trustee, the Investment Committee, nor the Committee to any extent warrants, guarantees or represents that the value of any Participant's Accounts at any time will equal or exceed the amount previously allo-cated or contributed thereto.

                         ARTICLE IV
               LIMITATION ON ANNUAL ADDITIONS

4.1 - Section 415 Limitations.
       Notwithstanding anything else contained herein, the Annual Additions, to all the Accounts of a Participant shall not exceed the lesser of $30,000 (or, if greater, 1/4 of the defined benefit dollar limitation in effect under Section 415(b)(1) of the Code for the limitation year) or 25% of the Participant's Section 415 Compensation from the Company and all Related Companies during the Plan Year, in accordance with the provisions of Appendix A attached hereto.

                          ARTICLE V
                           VESTING

5.1 - Fully Vested Accounts.
       A Participant's Cash or Deferred Account, Participant
Contribution Account, Paysop Account and Rollover Account shall be 100% vested and nonforfeitable.

5.2 - Participant Incentive Account.
       (a)  The interest of each Participant in his
Participant Incentive Account shall vest and become nonforfeitable up to a maximum of 100% as follows:

       (1) A Participant shall become 100% vested if, while an Employee, he attains age 55, incurs a Disability Date, or dies; or

       (2) A Participant shall become vested in accordance with the following schedule:


               Years of
            Vesting Service          Percentage Vested

              less than 2                    0%
                        2                   30%
                        3                   60%
                4 or more                  100%


       (b) If a Participant incurs a One-Year Break in Service Year before he has a vested interest in his Accounts (excluding his Participant Contribution Account and Rollover Account), in determining his Years of Vesting Service under this Section 5.2, all Years of Vesting Service earned before the One-Year Break in Service Year shall be forfeited if the consecutive number of One-Year Break in Service Years equals or exceeds six.

       (c) If a Participant incurs a Break in Employment which is followed by six consecutive One-Year Break in Service Years and is subsequently reemployed, no Year of Vesting Service after such six consecutive One-Year Break in Service Years shall be taken into account in determining the vested percentage in a Participant's Incentive Account accrued up to any such One-Year Break in Service Year.

       (d) When a Participant ceases to participate and receives a complete distribution of his Accounts, such portion of his Participant Incentive Account as of the coinciding or next following Allocation Date as is not vested shall be forfeited and allocated in the manner provided in Section 3.11. For purposes of the preceding sentence, a Participant who ceases to participate in the Plan and whose nonforfeitable percentage in his Participant Incentive Account is zero, shall be deemed to have received a complete distribution of the nonforfeitable portion of his Participant Incentive Account. If a former Participant who has suffered a forfeiture on account of his termination of participation in accordance with the preceding sentences is reemployed as an Employee by the Company before incurring six consecutive One-Year Break in Service Years and repays to the Plan the entire amount previously distributed to him prior to 60 months after such reemployment, any amounts so forfeited (unadjusted for any increase or decrease in the value of Trust assets subsequent to the Anniversary Date on which the forfeiture occurred) shall be reinstated to the Participant's Incentive Account within a reasonable time after such repayment. (Prior to July 1, 1994, to receive a reinstatement the Participant must meet all of the conditions of the preceding sentence except that he must repay all of his Employee Contributions and Compensation Deferrals paid with respect to Employer Contributions which were forfeited; the Participant shall not be entitled to repay any other amounts paid from the Plan.) Such reinstatement shall be made from forfeitures of Participants occurring during the Plan Year in which such reinstatement occurs to the extent such forfeitures are attributable to contributions by the same Company (or a Company that is a Related Company to that Company) and earnings on such contributions; provided, however, if such forfeitures are not sufficient to provide such reinstatement, the reinstatement shall be made from the current year's contribution by that Company to the Plan. If a Participant ceases to participate and does not receive a complete distribution of his Accounts, such portion of his non-vested Participant Incentive Account as of the Allocation Date which coincides with the end of the sixth consecutive One-Year Break in Service Year (without being previously reemployed) shall be forfeited and allocated in the manner provided in Section 3.11.

       (e) If before he was fully vested, a Participant has previously received any in-service withdrawal from his Participant Incentive Account, then his vested interest in his Participant Incentive Account shall be equal to the sum of (1) and (2), multiplied by (3), minus (1), where said
(1), (2) and (3) are determined as follows:

       (1) the sum of all such amounts previously received from such account.

       (2)  the latest balance of such account.

       (3) the most recent vested percentage applicable to the Participant in accordance with the above schedule.

The foregoing rules shall also apply to a Participant if both of the following conditions are met: (i) before he was fully vested, he previously received any amount from his Participant Incentive Account due to a prior termination of employment and (ii) prior to July 1, 1994, he made the repayments described in subsection (d) above and thus received a restoration of an otherwise forfeitable amount pursuant to Section 5.2(d).

       (f) Notwithstanding the preceding subsections, in the case of a Participant who incurs a Break in Employment prior to the first Plan Year beginning after 1984, the word "one" shall be substituted for "six" in subsections (b), (c) and/or (d) if such substitution results in the following conditions being met: in the case of subsection (b), the described forfeiture would have occurred prior to the first Plan Year beginning after 1984; or, in the case of subsections (c) and (d), a One-Year Break in Service Year would have occurred before the first Plan Year beginning after 1984.

                         ARTICLE VI
                        DISTRIBUTIONS

6.1 - Distribution of Benefits.
       (a) Except as provided below, benefits shall become distributable to a Participant or his Beneficiary (in the case of death) upon a Break in Employment and shall be distributed as soon as practicable following the Participant's Break in Employment.

       (b) Subject to subsection (d), the amount of the benefits distributable to a Participant upon a Break in Employment shall be the amounts credited to his Participant
Contribution Account, Cash or Deferred Account, Paysop
Account, and Rollover Account as of the applicable
Distribution Value Date plus the vested portion of the amount credited to his Participant Incentive Account as of the applicable Distribution Value Date.

       (c) (i) The normal form of distribution of a Participant's Paysop Account, if any, and the vested portion of any other Account invested in Fund G shall be a single distribution in full shares of Company Stock (plus cash representing any fractional shares). The Participant shall receive that number of shares of Company Stock equal to the balance in Paysop Account and vested portion of his Fund G Account divided by the Price Per Share of Company Stock, in each case as determined on the applicable Distribution Value Date. In lieu thereof, subject to clause (iii) below, a Participant may elect to receive a distribution of his Paysop Account and the vested portion of any other Account invested in Fund G as follows: (1) entirely in cash, in which case the Participant shall receive the Account balance on the applicable Distribution Value Date, or (2) in accordance with Section 6.1(c)(iii).

       (ii)  Except for amounts paid under Section
6.1(c)(i), the normal form of distribution of a Participant's Participant Contribution Account, Cash or
Deferred Account, Rollover Account and the vested interest in his Participant Incentive Account shall be a cash lump sum.

       (iii)  If the nonforfeitable balance in the
Participant's Accounts exceeds $3,500, the Participant may elect that all or a part of his Accounts be distributed in the form of approximately equal annual (or monthly or quarterly) installments (to be paid over a period not to exceed the lesser of the Participant's life expectancy or 15 years). No Beneficiary shall be allowed to elect installment payments. The amount distributed on each installment date during a Plan Year shall equal the entire balance as of the prior Plan Year end (excluding any portion of the Account paid as a lump sum) divided by the number of installments left in the payment period. Each installment shall be made, on a prorata basis, from each of the Investment Funds. Finally, a Participant who elects installments may elect a lump sum on the remaining balance at any time.

       (d)  Notwithstanding the foregoing and subject to
Section 2.8(c), if the nonforfeitable balance in the Participant's Accounts exceeds $3,500, distribution shall commence upon a Break in Employment only if the Participant (or Beneficiary if the Beneficiary was the Participant's spouse at the time the Participant's death) gives written consent to such a distribution; otherwise, distribution shall commence as soon as practicable after the applicable Distribution Value Date after the Participant gives written consent to a distribution of the nonforfeitable balance of his Accounts, but in no event later than the date prescribed by Section 6.7(b). A Beneficiary who was not the Participant's spouse at the time of the Participant's death shall not be permitted to defer benefits in accordance with the preceding sentence. An explanation of the Participant's right to defer distribution of the nonforfeitable balance of his Accounts shall be provided to the Participant no less than 30 and no more than 90 days before the date such distribution is to be made (consistent with such regulations as the Secretary of Treasury may prescribe). Such distribution may commence less than 30 days after the notice described in this subsection is given, provided that:
(1) the Committee clearly informs the Participant that the Participant has the right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects an immediate distribution.

       (e) If a terminating Participant consents to immediate distribution, the nonvested portion of his Accounts shall be forfeited in the year of distribution and his rights with respect to the forfeited portion shall be governed by Section 5.2(d).

6.2 - Withdrawals of Employee Contributions.
       A Participant may withdraw part or all of his Participant Contribution Account as of the applicable Distribution Value Date. Such a withdrawal may be made only once each Plan Year. Unless the Committee provides otherwise, such withdrawal shall be made by written notice filed with the Committee (as such time established by the Committee from time to time) prior to the intended Distribution Value Date. Withdrawals from a Participant's Contribution Account shall be made on all amounts of each classification below (listed in descending order) before amounts may be withdrawn from the next lower classification;

       (a) The Participant's Employee Contributions made before 1987 (and accounted for separately), less any prior withdrawals made from these amounts; and

       (b) The Participant's Employee Contributions made after 1986, and any earnings attributable to all Employee
  Contributions.

       Notwithstanding anything to the contrary in this
Section 6.2, distributions pursuant to this Section 6.2 shall be made pro rata from the Investment Funds;
distributions from Fund G shall be made in cash.

6.3 - Hardship Withdrawals.
       (a) Subject to the approval of the Committee and guidelines promulgated by the Committee, withdrawals from the vested portion of the Participant Accounts (other than the Paysop Account) may be permitted to meet a financial hardship resulting from:

       (1) Uninsured medical expenses previously incurred by the Participant, or the Participant's spouse or dependent or necessary to obtain such medical care;

       (2) The purchase (excluding mortgage payments) of a principal residence of the Participant;

       (3) The payment of tuition for the next 12 months of post-secondary education for the Participant, or the Participant's spouse, children or dependents;

       (4) The prevention of eviction of the Participant from his principal residence, or foreclosure on the mortgage of the Participant's principal residence; and

       (5)  Any other event described in Treasury
  Regulations or rulings as an immediate and heavy financial need and approved by the Company as a reason for permitting distribution under this Section.

The Committee shall determine, in a non-discriminatory manner, whether a Participant has a financial hardship. A distribution may be made under this Section only if such distribution does not exceed the amount required to meet the immediate financial need created by the hardship (including taxes or penalties reasonably anticipated from the distribution) and is not reasonably available from other resources of the Participant.

       (b) The withdrawal amount shall not in any event exceed the excess of (1) the vested portion of the Participant Accounts (excluding the Paysop Account) as of the applicable Distribution Value Date following the Committee's acceptance of the Participant's application for a hardship withdrawal over (2) the amount of any outstanding loan from the Plan as of such day. In addition, the withdrawal amount from the Cash or Deferred Account shall not exceed the value of the Participant's Compensation Deferrals to such Accounts, less previous withdrawals and excluding earnings. Notwithstanding the foregoing, any distribution under this Section may include earnings accrued to the Participant's Cash or Deferred Account prior to 1989. Payment of the withdrawal shall be in a single sum as soon as practicable following the applicable Distribution Value Date. Notwithstanding anything to the contrary in this
Section 6.3, distributions pursuant to this Section 6.3 shall be made pro rata from the Investment Funds; distributions from Fund G shall be made in cash. Distributions shall be made first from the Participant Contribution Account, then the Participant Incentive Account, then the Rollover Account and finally the Cash or Deferred Account.

       (c) If a Participant withdraws any amount from his Cash or Deferred Account pursuant to this Section, he must agree in writing that he shall be unable to elect that any Compensation Deferrals, Employee Contributions or any other employee contributions (excluding mandatory employee contributions to a defined benefit plan) be made on his behalf under this Plan or under any other plan maintained by the Company or a Related Company until one year after receipt of the withdrawal. For purposes of the preceding sentence, a plan includes any qualified plan or nonqualified plan of deferred compensation and any stock purchase or stock option plan, but does not include cafeteria plans or any other health or welfare benefit plans. In addition, a Participant who withdraws any amount from his Cash or Deferred Account pursuant to this Section shall be unable to elect any Compensation Deferrals under this Plan or under any other plan maintained by the Company or a Related Company for the Participant's taxable year immediately following the taxable year of the withdrawal to any extent that such Compensation Deferral would exceed the applicable limit under Section 402(g) of the Code for such taxable year, reduced by the amount of such Participant's Compensation Deferrals for the taxable year of the withdrawal.

       (d) A Participant shall not be permitted to make any withdrawals from his Cash or Deferred Account pursuant to this section until he has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all qualified profit sharing and retirement plans maintained by the Company or a Related Company.

6.4 - Withdrawals from Accounts Upon Attaining Age 59-1/2. After attaining age 59-1/2, a Participant may elect to withdraw vested amounts, in cash, from his any or all of his Accounts, other than his Paysop Account. No more than one withdrawal may be made in any Plan Year from an Account under this section. For purposes of withdrawals under this section, a Participant's Accounts shall be valued as of the applicable Distribution Value Date following the Committee's acceptance of the Participant's written application for a distribution under this section and shall be distributed as soon as practicable thereafter. Notwithstanding anything to the contrary in this Section 6.4, distributions pursuant to this Section 6.4 shall be made pro rata from the Investment Funds; distributions from Fund G shall be made in cash. Distributions shall be made first from the Participant Contribution Account, then the Participant Incentive Account, then the Rollover Account and finally the Cash or Deferred Account.

6.5 - Qualified Domestic Relations Orders.
       Subject to the procedures established by the Committee under Section 9.4(b), benefits may be paid from the nonforfeitable balance of a Participant's Accounts in accordance with a qualified domestic relations order as defined in Section 414(p) of the Code without regard to whether the Participant has attained the "earliest retirement age," as defined in Section 414(p) of the Code.

6.6 - Inability to Locate Participant.
       In the case of any distribution of an account under this Plan, if the Committee is unable to make such payment within three years after payment is due a Participant or Beneficiary because it cannot locate such Participant or Beneficiary, the Trustee shall direct that such amount shall be forfeited and shall be reallocated (as of the Allocation Date coincident with or next succeeding the expiration of the aforesaid time limit) in accordance with Section 3.11, as in the case of amounts forfeited for any other reason and the assets of this Plan shall be relieved of the liability for such payment. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such account shall be reinstated from forfeitures of Participants in this Plan occurring during the Plan Year in which such reinstatement occurs; provided, however, that if such forfeitures are not sufficient to provide such reinstatement, an additional Company contribution shall be made for the Plan Year in which reinstatement occurs to cover such reinstatement. Establishment of an account through such reinstatement shall not be deemed an "annual addition" under Section 415 of the Code or Article IV of the Plan.

6.7 - Limitations on Distributions.
       (a)  When benefits become distributable, the
Committee shall direct the Trustee to distribute the amount described above promptly, the payment of such benefits to commence, notwithstanding anything to the contrary contained herein, no later than 60 days following the close of the later of the Plan Year in which (1) a Participant reaches Normal Retirement Age, (2) the Participant incurs a Break in Employment, or (3) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan (unless the amount of the Participant's benefit has not been calculated by that date or the Participant cannot be located, in which case distribution shall begin no later than 60 days after the payment can be calculated or the Participant located).

       (b) Notwithstanding anything to the contrary contained herein, the distribution options under the Plan shall comply with Section 401(a)(9) of the Code and regulations promulgated thereunder, which are hereby incorporated by this reference as a part of the Plan. Accordingly, unless otherwise permitted by law, the entire interest of each Participant shall commence to be distributed, by April 1 of the calendar year following the later of (i) the calendar year in which the Participant reaches age 70-1/2, or (ii) except for a 5% owner of the Company, the calendar year the Participant retires. In the case of the Participant's death prior to the commencement of his benefits, distribution to a Beneficiary who was the Participant's spouse at the time of the Participant's death shall begin no later than the date on which the Participant would have attained age 70-1/2 and distribution to any other Beneficiary shall begin no later than one year after the Participant's death. Distribution shall be made over the life of such Participant (or over the lives of the Participant and his Beneficiary) or over a period not extending beyond the life expectancy of the Participant (or over a period not extending beyond the life expectancy of the Participant and his Beneficiary). In the case of the Participant's death after the commencement of his benefits, distribution of the Participant's remaining interest shall occur at least as rapidly as under the method of distribution in effect as of the date of the Participant's death. If a Participant continues employment past the required beginning date described above, distributions required to be made shall be appropriately adjusted to reflect additional accruals and to reflect to the minimum required payments in accordance with Treasury Regulations.

6.8 - Special Rules for Paysop Accounts.
       (a) No in-service withdrawals shall be allowed from Paysop Accounts.

       (b) Except as provided by Section 401(a)(9) of the Code, no Company Stock allocated to a Participant's Paysop Account may be distributed from such Account before the end of the 84th month beginning after the month in which the Company Stock is allocated to that Account, except that such Company Stock may, if other provisions of the Plan so permit, be distributed on an earlier date pursuant to the provisions of this Plan in the event of: (1) the Participant's death, disability or other termination of employment; (2) the Participant's transfer to the employment of an acquiring company in the case of a sale to the acquiring company of substantially all of the assets used by a company in a trade or business conducted by such company, or (3) with respect to the Company Stock of the Company, a disposition of such Company's interest in a subsidiary when the Participant continued employment with the subsidiary.

       (c) Unless a Participant elects otherwise, his Paysop Account shall be distributed by the end of the Plan
Year following the Plan Year in which his Break in Employment occurred.

       (d) In the event the tax credit claimed by the Company with respect to the Paysop Accounts is recaptured or redetermined, all amounts transferred to the Paysop Accounts shall remain in the Plan allocated to such Accounts.

6.9 - Direct Rollovers.
       (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, if a Distributee will receive an Eligible Rollover Distribution of at least $200, the Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover; provided, however, that a Distributee may not elect to have an Eligible Rollover Distribution of less than $500 paid directly to an Eligible Retirement Plan unless the Distributee elects to have his or her entire Eligible Rollover Distribution paid directly to the Eligible Retirement Plan. In addition, a Distributee may not elect to have an Eligible Rollover Distribution paid directly to more than one Eligible Retirement Plan.

       (b)  Definitions.

       (1) For purposes of this Section 6.9, an 'Eligible Rollover Distribution' is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); or (iv) any other type of distribution which the Internal Revenue Service announces (pursuant to regulation, notice or otherwise) is not an `eligible rollover distribution' under Section 402(c) of the Code.

       (2) For purposes of this Section 6.9, an 'Eligible Retirement Plan' is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

       (3)  For purposes of this Section 6.9, a
  'Distributee' includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

       (4)  For purposes of this Section 6.9, a 'Direct
  Rollover' is a payment by the Plan to the Eligible
  Retirement Plan specified by the Distributee.

                         ARTICLE VII
                       ADMINISTRATION

7.1 - The Committee.
       The Committee shall be responsible for the general administration of the Plan. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee. The Trustee or any third person dealing with the Committee may conclusively rely upon any certificate or other written direction so signed.

7.2 - Rights and Duties.
       (a) The Company shall be the Plan Administrator (as defined in Section 3(16)(A) of ERISA.) The Company delegates its duties under the Plan to the Committee. The Committee shall act as the Fiduciary with respect to control and management of the Plan (except with respect to the investment, management and control of any Plan assets) for purposes of ERISA on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all full, complete and discretionary powers necessary to accomplish its purposes, including (in addition to any other powers given to the Committee in the Plan), but not by way of limitation, the following:

       (1) To determine all questions relating to the eligibility of Employees to participate;

       (2)  To construe and interpret the terms and
  provisions of this Plan;

       (3) To compute, certify to, and direct the Trustee with regard to the amount and kind of benefits payable to Participants and their Beneficiaries;

       (4) To authorize all disbursements by the Trustee from the Trust;

       (5) To maintain all records that may be necessary for the administration of the Plan other than those maintained by the Trustee;

       (6) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by ERISA or other law, other than those prepared and filed by the Trustee;

       (7)  To make and publish such rules for the
  regulation of the Plan as are not inconsistent with the terms hereof;

       (8) To appoint a plan administrator or, any other agent, and to delegate to them or to the Trustee such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe, and to designate each such administrator or agent as Fiduciary with regard to matters delegated to him;

       (9)  To implement different procedures for
  distributions, withdrawals and loans, including, without limitation, the choice of a Distribution Value Date and a cutoff date as of which distributions will be processed;
  and

       (10) To establish claims procedures consistent with regulations of the Secretary of Labor for presentation of claims by Participants and Beneficiaries for Plan benefits, consideration of such claims, review of claim denials and issuance of a decision on review. Such claims procedures shall at a minimum consist of the following:

            (A)  The Committee shall notify Participants
       and, where appropriate, Beneficiaries of their right to claim benefits under the claims procedures, shall make forms available for filing of such claims, and shall provide the name of the person or persons with whom such claims should be filed.

            (B) The Committee shall establish procedures for action upon claims initially made and the communication of a decision to the claimant promptly and, in any event, not later than 90 days after the claim is received by the Committee, unless special circumstances require an extension of time for processing the claim. If an extension is required, notice of the extension shall be furnished the claimant prior to the end of the initial 90-day period, which notice shall indicate the reasons for the extension and the expected decision date. The extension shall not exceed 90 days. The claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within the period described in the three preceding sentences. Every claim for benefits which is denied shall be denied by written notice setting forth in a manner calculated to be understood by the claimant
       (i) the specific reason or reasons for the denial,
       (ii) specific reference to any provisions of this Plan on which denial is based, (iii) description of any additional material or information necessary for the claimant to perfect his claim with an explanation of why such material or information is necessary, and
       (iv) an explanation of the procedure for further reviewing the denial of the claim under the Plan.

            (C) The Committee shall establish a procedure for review of claim denials, such review to be undertaken by the Committee. The review given after denial of any claim shall be a full and fair review with the claimant or his duly authorized representative having 60 days after receipt of denial of his claim to request such review, the right to review all pertinent documents and the right to submit issues and comments in writing.

            (D) The Committee shall establish a procedure for issuance of a decision by the Committee not later than 60 days after receipt of a request for review from a claimant unless special circumstances, such as the need to hold a hearing, require a longer period of time, in which case a decision shall be rendered as soon as possible but not later than 120 days after receipt of the claimant's request for review. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific reference to any provisions of this Plan on which the decision is based.

7.3 - Qualified Plans Investment Committee.
       With respect to management or control of Trust assets, the Qualified Plans Investment Committee
("Investment Committee") shall have the power to direct the Trustee in writing with respect to the investment of the Trust assets or any part thereof and shall be the Named
Fiduciary with respect to the management and control of the Trust assets. Where investment authority, management and control of Trust assets have been delegated to the Trustee by the Investment Committee, the Trustee shall be the Fiduciary with respect to the investment, management and control of the Trust assets contributed by the Company and Participants with full discretion in the exercise of such investment, management and control. Except as otherwise provided by law, the Board of Directors or the Investment
Committee may appoint one or more Investment Manager(s) as defined in Section 1.2 of the Plan, to invest the Trust assets or any part thereof. Where investment authority, management, and control of Trust assets is not specifically delegated to the Trustee, the Trustee shall be subject to the direction of the Investment Committee or the Investment
Manager(s) appointed by the Investment Committee, if any, regarding the investment, management and control of such assets, and in such case the Investment Committee, or the Investment Manager(s), as the case may be, shall be the Fiduciary with respect to the investment, management and control of such assets.

       Notwithstanding the preceding paragraph or any other provision of this Plan, neither the Investment Committee, the Committee, the Board, the Company, the Trustee nor any Investment Manager shall be a Fiduciary with respect to the designation or direction by a Participant (or Beneficiary) of Investment Funds with respect to that Participant's Account. Each Participant (or Beneficiary) shall be the named Fiduciary (except as otherwise provided by Section 404(c) of ERISA) with respect to any designation, direction or other exercise of control of Investment Funds with respect to his Account. As a result, with respect to designations and directions described in this Plan and any other exercise of control by a Participant (or Beneficiary over assets in the Participant's Accounts, such Participant (or Beneficiary) shall be solely responsible for such actions and neither the Investment Committee, the Committee, the Trustee, the Company, the Board of Directors nor any other person or entity which is otherwise a Fiduciary shall be liable for any loss or liability which results from such Participant's or Beneficiary's exercise of control.

       The Chairman or any other member or members of the Investment Committee designated by the Chairman (or such other delegate designated by the Investment Committee) may execute any certificate or other written direction on behalf of the Investment Committee. The Trustee or any third person dealing with the Investment Committee may conclusively rely upon any certificate or other written direction so signed.

7.4 - Procedure for Establishing Funding Policy --
Transmittal of Information.
       In order to enable the Investment Committee to establish a funding policy and perform its other functions under the Plan, the Company shall supply full and timely information to the Investment Committee on all matters relating to the Compensation, employment, retirement, death, or the cause for termination of employment of each Participant and such other pertinent facts as may be required. The Investment Committee shall advise the Trustee and the Investment Manager, as appropriate, of such of the foregoing facts as may be pertinent to the duties of the Trustee and Investment Manager under the Plan.

7.5 - Other Information.
       To enable the Committee and Investment Committee to perform its functions, the Company shall supply full and timely information to the Committee and Investment Committee on all matters relating to the compensation of all Participants, their employment, retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee and Investment Committee may require; and the Committee and Investment Committee shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan.

7.6 - Compensation, Bonding, Expenses and Indemnity.
       (a)  The members of the Committee and Investment
Committee shall serve without compensation for their services hereunder.

       (b)  Members of the Committee and Investment
Committee and any delegates shall be bonded to the extent required by Section 412(a) of ERISA and the regulations thereunder. Bond premiums and all expenses of the Committee and Investment Committee or of any delegate who is an employee of the Company shall be paid by the Company and the Company shall furnish the Committee and Investment Committee and any such delegate with such clerical and other assistance as is necessary in the performance of their duties.

       (c) The Committee and Investment Committee are authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan and the Trust shall be paid from the Trust assets to the fullest extent permitted by law, unless the Company determines otherwise.

       (d) To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Board of Directors, the Committee (and each member thereof), the Investment Committee (and each member thereof), and any delegate of the Committee or the Investment Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any by-law, agreement or otherwise, as such indemnities are permitted under state law. Payments with respect to any indemnity and payment of any expenses and fees under this Section shall be made only from assets of the Company and shall not be made directly or indirectly from Trust assets.

7.7 - Manner of Administering.
       The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary, except as otherwise provided by law. The Committee shall administer such terms and provisions in full accordance with any and all laws applicable to the Plan.

7.8 - Duty of Care.
       (a) In the exercise of the powers and duties of the Committee and Investment Committee, each member of the Committee and Investment Committee shall use the care, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

       (b) Each Fiduciary under the Plan and Trust shall be solely responsible for its own acts or omissions. Except to the extent required by ERISA or the Code, no Fiduciary shall have the duty to question whether any other Fiduciary is fulfilling any or all of the responsibilities imposed upon such other Fiduciary by ERISA or by any regulations or rulings issued thereunder. No Fiduciary shall have any liability for a breach of fiduciary responsibility of another Fiduciary with respect to the Plan or Trust unless he knowingly participates in such breach, knowingly undertakes to conceal such breach, has actual knowledge of such breach and fails to take reasonable remedial action to remedy said breach or, through his negligence in performing his own specific fiduciary responsibilities, has enabled such other Fiduciary to commit a breach of the latter's fiduciary responsibilities.

7.9 - Committee Report.
       The Committee and Investment Committee shall keep the Board of Directors apprised of the investment results of the Plan and shall report any other information necessary to fully inform the Board of Directors of the status and operation of the Plan and Trust.

7.10 - Section 404(c) Provisions.
       (a) This Plan is intended to constitute a plan described in Section 404(c) of ERISA, and the regulations thereunder. Accordingly, the Committee intends to provide to each Participant or his or her Beneficiary the information described in Section 2530.404c-1(b)(2)(i)(B)(1) of the Department of Labor Regulations. In addition, upon request by a Participant or his or her Beneficiary, the Committee shall provide the information described in Sections 2530.404c-1(b)(2)(i)(B)(2) of the Department of Labor Regulations.

       (b) The Committee shall take such actions and establish such procedures as it deems necessary to ensure the confidentiality of information relating to the purchase, sale, and holding of Common Stock, and the exercise of voting, tender and similar rights with respect to such stock by a Participant or his or her Beneficiary. Notwithstanding the foregoing, such information may be disclosed to the extent necessary to comply with applicable state and federal laws.

       (c) In the event of a tender or exchange offer with respect to the Company, or in the event of a contested election with respect to the Board of Directors, the Company shall, at its own expense, appoint an independent Fiduciary to carry out the Committee's administrative functions with respect to the Common Stock Fund. Such independent Fiduciary shall not be an "affiliate" of the Company as such term is defined in Section 2530.404c-1(e)(3) of the Department of Labor Regulations.

       (d) The Committee may take such other actions or implement such other procedures as it deems necessary or desirable in order that the Plan comply with Section 404(c) of ERISA.

                        ARTICLE VIII
                  AMENDMENT AND TERMINATION

8.1 - Amendments.
       The Company shall have the right to amend or modify the Plan by resolution of the Board of Directors and to amend or cancel any amendments. In addition, any person or persons duly authorized by the Board of Directors shall have the authority to execute any amendment to the Plan which is necessary to maintain the qualification and tax exempt status of the Plan under the Code, and any other amendments to the Plan which (1) do not have the effect of increasing the liability of the Company in a manner which would cause a significant detriment to the Company or (2) do not significantly increase the benefits payable to such officer, except in his capacity as a member of a broad class of employees for whom benefits are being increased. To the extent otherwise provided in the Plan, the Committee may also amend the Plan. Except for a Board resolution which indicates it amends the Plan, any amendment shall be stated in an instrument in writing, executed in the same manner as the Plan. Except as may be required to permit the Plan and Trust to meet the requirements for qualification and tax exemption under the Code, or the corresponding provisions of other or subsequent revenue laws or of ERISA, no amendment may be made which may:

       (a) Cause any of the assets of the Trust, at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries, to be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries;

       (b) Decrease the accrued benefit of any Participant or Beneficiary within the meaning of Section 411(d)(6) of the Code;

       (c) Create or effect any discrimination in favor of Participants who are Highly Compensated Employees; and

       (d) Increase the duties or liabilities of the Trustee without its written consent.

8.2 - Discontinuance of Plan.
       (a) It is the Company's expectation that this Plan and the payment of contributions hereunder will be continued indefinitely, but continuance of the Plan by the Company is not assumed as a contractual obligation, and the Company reserves the right to permanently discontinue contributions hereunder. In the event of the complete discontinuance of contributions by the Company, the entire interest of each Participant affected thereby shall immediately become 100% vested. The Company shall not be liable for the payment of any benefits under this Plan and all benefits hereunder shall be payable solely from the assets of the Trust.

       (b) The Company may terminate this Plan at any time. Upon complete termination or partial termination of the Plan, the entire interest of each of the affected Participants shall become 100% vested. The Trustee shall thereafter, upon direction of the Committee, distribute to the Participants the amounts in such Participant's Company and Voluntary Contribution Accounts in the same manner as set forth in Article VI, subject, where appropriate, to
Section 403(d)(1) of ERISA and regulations of the Secretary of Labor thereunder as may affect allocation of assets upon termination of such Plan.

8.3 - Failure to Contribute.
       Any failure by the Company to contribute to the Trust in any year when no contribution is required under this Plan shall not of itself be a discontinuance of contributions under this Plan.

8.4 - Plan Merger or Consolidation; Transfer of Plan Assets.
       (a) This Plan shall not be merged or consolidated with, nor shall its assets or liabilities be transferred to, any other plan unless each Participant in this Plan (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit such Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had been terminated). Where the foregoing requirement is satisfied, this Plan and its related Trust may be merged or consolidated with another qualified plan and trust.

       (b) The Committee may, in its discretion, authorize a plan to plan transfer, provided such a transfer will meet the requirements of Section 414(l) of the Code and that all other actions legally required are taken. In the event of a transfer of assets from the Plan pursuant to this subsection, any corresponding benefit liabilities shall also be transferred.

       (c) Notwithstanding Section 8.1, the Committee may amend the Exhibits of the Plan to reflect the particulars of any plan to plan transfer and the approval of the Board of Directors shall not be required for such an amendment.

                         ARTICLE IX
                        MISCELLANEOUS

9.1 - Contributions Not Recoverable.
       Except where contributions are required to be returned to the Company by the provisions of this Plan as permitted or required by ERISA or the Code, it shall be impossible for any part of the contributions made under this Plan to be used for, or diverted to, purposes other than the exclusive benefit of Participants or their Beneficiaries. Notwithstanding this or any other provision of this Plan, the Company shall be entitled to recover, and the Participants under this Plan shall have no interest in
(a) any contributions made under this Plan by mistake of fact, so long as the contribution is returned within one year after payment or (b) any contributions for which deduction is disallowed under Section 404 of the Code, so long as the contributions are returned to the Company within one year following such disallowance or as permitted or required by the Code or ERISA. In the event of such mistake of fact or disallowance of deductions, contributions shall be returned to the Company, subject to the limitations, if any, of Section 403(c) of ERISA.

9.2 - Limitation on Participant's Rights.
       Participation in this Plan shall not give any Employee the right to be retained as an Employee of the Company or any right or interest under the Plan other than as herein provided. The Company reserves the right to dismiss any Employee without any liability for any claim either against the Trustee, the Trust except to the extent provided in the Trust, or against the Company. All benefits under the Plan shall be provided solely from the assets of the Trust.

9.3 - Receipt or Release.
       Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Trustee, the Committee, the Investment Committee and the Company. The Trustee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

9.4 - Alienation.
       (a) None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditors and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor, nor shall any such Participant or Beneficiary have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which such Participant or Beneficiary may expect to receive, contingently or otherwise, under this Plan.

       (b) The provisions of this Section 9.4 shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless (1) such order is determined to be a qualified domestic relations order, as defined in Section 414(p) of the Code, or (2) the Committee determines in its discretion to treat any domestic relations order entered before January 1, 1985 as a qualified domestic relations order. The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. In the event a qualified domestic relations order exists with respect to a benefit payable under the Plan, the benefits otherwise payable to a Participant or Beneficiary shall be payable to the alternate payee specified in the qualified domestic relations order.

       (c) Notwithstanding subsection (a), a loan described in Section 9.11 of the Plan shall not be considered a violation of this Section.

9.5 - Persons Under Incapacity.
       In the event any amount is payable under the Plan to a person for whom a conservator has been legally appointed, the payment shall be distributed to the duly appointed and currently acting conservator, without any duty on the part of the Committee to supervise or inquire into the application of any funds so paid.

9.6 - Governing Law.
       This Plan shall be construed, administered, and governed in all respects under applicable federal law, and to the extent that federal law is inapplicable, under the laws of the State of California; provided, however, that if any provision is susceptible to more than one interpre-tation, such interpretation shall be given thereto as is consistent with this Plan's remaining qualified within the meaning of Section 401(a) of the Code. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

9.7 - Headings, etc. Not Part of Agreement.
       Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

9.8 - Masculine Gender Includes Feminine and Neuter.
       As used in this Plan, the masculine gender shall include the feminine gender.

9.9 - Instruments in Counterparts.
       This Plan may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

9.10 - Reorganization of Company.
       This Plan shall inure to the benefit of, and be binding upon the parties hereto and their successors and assigns. If the Company merges or consolidates with or into a successor, this Plan shall continue in effect unless the successor terminates this Plan.

9.11 - Loans to Participants.
       (a) Each Participant shall have the right, subject to prior approval by the Committee, to borrow from his Accounts. Application for a loan must be made by a Participant pursuant to the Voice Response System described in Section 2.8, unless the Committee provides otherwise. Approval shall be granted or denied as specified in subsection (b), on the terms specified in subsection (c). For purposes of this Section 9.11, but only to the extent required by Department of Labor Regulations Section 2550.408b-1, the term "Participant" shall only include Employees and those parties in interest as defined in
Section 3(14) of ERISA) who are former Employees, Beneficiaries or alternate payees under a qualified domestic relations order, as defined in Section 414(p) of the Code, who have an interest in the Plan that is not contingent.
For purposes of this Section 9.11, Paysop Accounts shall be ignored.

       (b) The Committee shall grant any loan which meets each of the requirements of paragraphs (1), (2) and (3) below:

       (1) The amount of the loan (when added to the outstanding balance of all other loan from the Plan) shall not exceed the lesser of:

            (A) $50,000, reduced by the excess, if any, of a Participant's highest outstanding balance of all loans from the Plan during the preceding 12 months over the outstanding balance of such loans on the loan date, or

            (B) 50% of the value of the vested balance of the Participant's Accounts established as of the date upon which the loan is approved on the Voice Response
       System.

       (2)  The Loan shall be for at least $500;

       (3) No Loan shall have been granted within the last six months; and

       (4) No more than three loans to a Participant may be outstanding at any time.

       (c) Each loan granted shall, by its terms, satisfy each of the following additional requirements:

       (1) Each loan, by its terms, must be repaid within five years (except that if Participant represents (on the Voice Response System and by cashing the check) that the loan proceeds are being used to purchase the principal residence of a Participant, the Committee may, in its discretion, establish a term of up to 10 years for repayment);

       (2) Each loan must require substantially level amortization over the term of the loan, with payments not less frequently than quarterly; and

       (3) Each loan must be adequately secured, with the security to consist of the balance of the Participant's Accounts. In addition, in the case of any Participant who is an active Employee, automatic payroll deductions shall be required as additional security.

       (4) Each loan shall bear a reasonable fixed or variable rate of interest, which rate shall be established by the Committee from time to time and shall provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances.

       (d) All loan payments shall be transmitted by the Company to the Trustee as soon as practicable but not later than the end of the month during which such amounts were received or withheld. Such amounts shall be invested in the Funds designated by the Participant pursuant to Section 2.5(b) unless Committee provides otherwise. Each loan may be prepaid in full at any time. Any prepayment shall be paid directly to the Trustee in accordance with procedures adopted by the Committee.

       (e) Each loan shall be evidenced by a promissory note of the Participant and payable in full to the Trustee, not later than the earliest of (1) a fixed maturity date meeting the requirements of subsection (c)(1) above, (2) the Participant's death, (3) the termination of the Plan or (4) except for parties in interest as defined in Section 3(14) of ERISA, the Participant's Break in Employment (other than a Break in Employment due to incurring a Disability Date). Such promissory note shall evidence such terms as are required by this section. By applying for a loan and cashing the check evidencing the loan proceeds (whether or not the check is endorsed), the Participant shall be deemed to agree to the terms of any note, payroll withholding agreement, security agreement and other documents sent to the Participant with the check.

       (f) Effective January 1, 1997, the amount of the loan (including preexisting loans) shall reduce the amount of the Participant's accounts invested in Investment Funds; loan proceeds shall be taken pro rate from the Investment Fund(s). The investment gain or loss attributable to the loan shall not be included in the calculation or allocation of the increase or decrease in fair market value of the Funds of the Plan. Instead, the entire gain or loss (including any gain or loss attributable to interest payments or default) shall be allocated to the accounts of the Participant. If the Participant fails (for whatever reason, including a discharge under bankruptcy law) to repay the full amount of the Loan, including interest, by the time set forth in subsection (e) above, the Committee may (1) immediately reduce the value of the Participant's vested Accounts (other than the Paysop Account and Cash or Deferred Account) by the amount of the unpaid principal and interest and/or (2) at such time a distribution is to be made to the Participant, may reduce such distribution by the amount of any remaining unpaid principal and interest.

       (g) The Committee shall have the power to modify the above rules or establish any additional rules with respect to loans extended pursuant to this section. Such rules may be included in a separate document or documents and shall be considered a part of this Plan; provided, each rule and each loan shall be made only in accordance with the regulations and rulings of the Internal Revenue Service and Department of Labor and other applicable state or federal law. The Committee shall act in its sole discretion to ascertain whether the requirements of such regulations and rulings and this section have been met.

9.12 - Top-Heavy Plan Requirements.
       For any Plan Year for which this Plan is a Top-Heavy Plan, as defined in Section B.3 of Appendix B, attached hereto, and despite any other provisions of this Plan to the contrary, this Plan will be subject to the provisions of Appendix B.

9.13 - Voting Rights.
       Participants who have a Paysop Account or other
Accounts invested in Fund G shall be entitled to vote the Company Stock credited to such Account by providing the Trustee with confidential voting instructions on a form to be provided. All such voting rights with respect to the Paysop Account shall be in accordance with Code Section
409(e).

9.14 - Dividends.
       Cash dividends on shares of stock of the Corporation allocated to Accounts may be paid, if the Committee determines in its sole discretion, directly in cash by the Company to such Participants, or distributed by the Trustee within ninety (90) days after the end of the Plan Year in which received.

9.15 -  Rule 16b-3 Provisions.
       (a)  This Section 14.8 shall only apply to
Participants who are officers or directors subject to the prohibitions of Section 16 of the Securities and Exchange
Act of 1934 ('SEC Section 16").  The provisions of this
Section 9.15 relate to 17 C.F.R. 240.16b-3 (hereinafter known as Rule 16b-3), promulgated under SEC Section 16.

       (b) Notwithstanding any other provision on the Plan to the contrary, the Committee, may (but need not) provide that, except as provided in Rule 16b-3, (1) no election of a Stock Fund Sale shall be made unless the election is made at least six months following the election of the most recent Stock Fund Purchase; (2) no election of a Stock Fund Purchase shall be made unless the election is made at least six months following the election of the most recent Stock Fund Sale. For this purpose, a Stock Fund Sale is either
(1) the reallocation of the investment of a Participant's existing Account balances so that amounts in Fund G are transferred to one or more other Funds or (2) reduction in Fund G balances due to a distribution, withdrawal or loan to a Participant pursuant to Sections 6.1, 6.2, 6.3, 6.4 or
9.11. A Stock Fund Purchase is the reallocation of the investment of a Participant's existing Account balances so that there is a transfer from one or more Funds to Fund G. However, a transaction shall not be a Stock Fund Sale or a Stock Fund Purchase unless it is at the volition of the Participant, is not required to be made available to the Participant pursuant to the Code and is not made in connection with the Participant's death, disability, retirement or termination of employment.

       (c) The Committee may (but need not) adopt such rules and/or take such actions or implement such measures and/or limitations as it deems desirable in order to comply with Rule 16b-3, including without limitation, rules that
(1) exclude Participants subject to this Section 9.15 from using the Voice Response System and (2) provide that loans and in-service withdrawals may be made from all Funds (excluding Funds G and H), on a pro rata basis if the election of the in-service withdrawal or loan is made within six months of an election of a Stock Fund Purchase. Neither the Company, the Board, the Committee, the Investment Committee, the Trustee nor the Plan shall have any liability to any Participant in the event any Participant has any liability under SEC Section 16 due to any rule so adopted, the failure to adopt any rule, any Plan provision (or lack thereof), or any transaction under the Plan.

       IN WITNESS WHEREOF, the undersigned has caused this document to be executed by its duly authorized officers on this 24th day of September, 1996.


                           By ___/s/  Stephen F. Adams___

                           By ___/s/  Carl F. Geuther___

                         EXHIBIT A-1

                 ACQUISITIONS IN WHICH ONLY
               ELIGIBILITY SERVICE IS COUNTED



       Notwithstanding anything provided elsewhere in the Plan, in the case of any acquisition by the Corporation (or any subsidiary thereof) which is listed below, any employee who was employed by such acquired company or branch immediately prior to the acquisition by the Corporation (or subsidiary thereof) and who became an Employee immediately upon such acquisition shall be subject to the following special rules:

       (a) For purposes of determining eligibility in this Plan, employment with such acquired company or branch prior to the acquisition shall be deemed service with the Company (except as indicated below).

       (b)  For purposes of determining Years of Vesting
  Service, employment with such acquired company or branch prior to the acquisition shall not be deemed service with the Company (except as indicated below).

       The following companies or branches shall be considered acquired companies or branches for purposes of this Exhibit A-1:

       (1) Financial Federation, Inc. and corporations affiliated therewith;

       (2)  the Chinatown branch of the San Francisco
  Federal Savings, a Federal Savings & Loan Association;

       (3)  Northern California Savings, a Federal Savings &
  Loan Association and any corporation affiliated therewith;

       (4) the branch acquired from Investment Savings and Loan Association on October 27, 1986;

       (5)  the four branches acquired from Chase Federal
  Savings and Loan Association on January 5, 1987;

       (6)  the eight branches acquired from City Federal
  Savings Bank on January 16, 1987;

       (7) the branch acquired from Goldome Savings Bank on June 26, 1987;

       (8)  the two branches acquired from Chase Federal
  Savings and Loan Association on July 27, 1987;

       (9)  Southern Home Savings Bank;

       (10) First Commercial Savings and Loan Association acquired on January 22, 1988;

       (11) City Finance Company, unless the employee was a participant in the City Finance Company More At Retirement
  Savings Plan;

       (12) Sunpoint Savings Bank, FSB;

       (13) Various Centrust Savings Bank branches and other offices acquired on June 29, 1990, provided that no employee thereof shall become a Participant prior to January 1, 1991;

       (14) Various Gibraltar Savings Bank branches and other offices acquired on June 29, 1990, provided that no employee thereof shall become a Participant prior to January 1, 1991;

       (15) Various City Savings Bank branches and other offices acquired on September 21, 1990, provided that no employee thereof shall become a Participant prior to January 1, 1991;

       (16) Various Carteret Savings Bank branches and other offices acquired on October 9, 1990, provided that no employee thereof shall become a Participant prior to January 1, 1991;

       (17) Various Lincoln Savings branches acquired on
  March 2, 1991, provided that no employee thereof shall become a Participant prior to July 1, 1991;

       (18) Various Pioneer Savings branches acquired on
  March 8, 1991, provided that no employee thereof shall become a Participant prior to July 1, 1991.

       (19) Various Capitol Finance branches acquired on
  January 1, 1992, provided that no employee thereof shall become a Participant prior to April 1, 1992.

       (20) Various Republic branches acquired on March 23,
  1992, provided that no employee thereof shall become a Participant prior to July 1, 1992.

       (21) Various AmeriFirst branches acquired on March 21, 1992, provided that no employee thereof shall become a Participant prior to January 1, 1993.

       (22) Various Pacific First branches acquired on
  February 27, 1993, provided that no employee thereof shall become a Participant before July 1, 1993.

       (23) Various HomeFed Bank branches and other offices acquired on December 3, 1993, provided that no employees thereof shall become a Participant prior to July 1, 1994.

                         EXHIBIT A-2

              ACQUISITIONS IN WHICH ELIGIBILITY
               AND VESTING SERVICE IS COUNTED



       Notwithstanding anything provided elsewhere in this Plan, in the case of any acquisition by the Corporation (or any subsidiary thereof) which is listed below, any employee who was employed by such acquired company or branch immediately prior to the acquisition by the Corporation (or subsidiary thereof) and who became an Employee immediately upon the acquisition shall be subject to the following special rules:

       (a) For purposes of determining eligibility in this Plan, employment with such acquired company or branch prior to the acquisition shall be deemed service with the Company (except as indicated below).

       (b)  For purposes of determining Years of Vesting
  Service, years of employment with such acquired company or branch prior to the acquisition shall be counted as Years of Vesting Service (except as indicated below).

       The following companies or branches shall be considered acquired companies or branches for purposes of this Exhibit A-2:

       (1) Great Western Savings Bank, a Washington corporation, (for vesting purposes, only years of employment commencing on the first quarter following the employee's performance of one year of participation with Great Western Savings Bank and ending with the date of acquisition of Great Western Savings Bank shall be counted);

       (2) City Finance Company employees, but only if they were participants in the City Finance Company More At
  Retirement Savings Plan, in which case they shall be 100% vested in all their Accounts under the Plan.

                         EXHIBIT A-3
                      ARISTAR EMPLOYEES

       Notwithstanding anything provided elsewhere in the Plan, the entire Account balance of each participant in the Aristar Employee Savings Incentive Plan ("Aristar Plan") who is a "Transferred Employee" (as defined in the Employee Benefits Agreement dated October 30, 1987 by and between the Corporation, Great Western Bank, a Federal Savings Bank, GW Capital Corporation, JAF Co. I (formerly Aristar, Inc.) and John Alden Financial Corporation) shall be transferred to this Plan and held in the appropriate accounts. Each Transferred Employee shall automatically become a Participant hereunder on the date he became an Employee. Each Transferred Employee and each other person who was eligible to participate in the Aristar Plan and who becomes a Participant in the Plan on January 1, 1987 shall be 100% vested in all of his Accounts.

                         EXHIBIT B-1

            SPECIAL RULE FOR FORMER PARTICIPANTS
            WHO TRANSFER TO WASHINGTON TRUST BANK



       A Participant in this Plan who transfers employment to Washington Trust Bank ("WTB") pursuant to the sale (on October 30, 1989) of certain branches by Great Western Bank, A Savings Bank to WTB will become 100% vested in all of his Accounts as of October 30, 1989. As soon as practicable on or after October 30, 1989, the entire Account balances of each such former Participant will be transferred to a defined contribution plan maintained or to be established by the WTB. The amount transferred for each Participant shall be his Account balance on the Allocation Date coinciding with or immediately preceding October 30, 1989.

                         EXHIBIT B-2
                   OTHER SALES OR CLOSURES

       Notwithstanding anything to the contrary in this Plan, any Participant who is employed by the Corporation (or any subsidiary thereof) on the date of a sale or closure of a subsidiary, division or branch of the Corporation (or subsidiary thereof) shall be 100% vested in his Accounts as of the date of such sale or closure if the subsidiary, division or branch is listed below:

       (1)  Nevada National Leasing;

       (2)  the respective sales of the Atascadero, Paso
  Robles or El Centro branches of Great Western Savings
  Bank; and

       (3)  The closure of the Eureka branch of Great
  Western Savings Bank.

       (4)  the sale of the Pensacola branches to Sunshine
  Bank on November 8, 1991.

       (5) the sale of several branches to Pacific First in 1993.

       (6) the closure of the Consumer Finance office located in Cordova, Tennessee due to relocation.

                          EXHIBIT C

                      COMPENSATION LIST



       SYS                                                 ELIGIBLE
ERN    LVL                                    CK STUB         FOR
ID     EID      DESCRIPTION                   NAME         ESIP  RET

1      REG      REGULAR                       REGULAR      Y     Y
2      OVT      OVERTIME - 1-1/2              OVERTIME     Y     Y
3      OVT      DOUBLETIME                    DBLETIME     Y     Y
4      OVT      HOLIDAY WORKED                HOL WKD      Y     Y
5      DEF      DEFERRED SALARY               DEF COMP     N     N
6      BON      STAY-ON BONUS                 % BONUS      N     N
7      FRB      DEF COMP-CASH OUT             DEFC-C/O     N     N
8      INT      INT/ESIP-CO MATCH             INT/ESIP     N     N
9      DCE      DEFC-C/O PRIOR YEARS          DC-C/O       N     N
10     RET      REG PAY ADJ/RETRO             REG ADJ      Y     Y
12     EIC      ADVANCED EIC PAYMNT           ADV EIC      N     N
13     OVT      ACQUISION CHARGE/BK           ACQ C/B      Y     Y
100    SHF      SHIFT PAY                     SHIFT        Y     Y
101    UNP      UNPAID HOURS                  UNPAID       N     N
105    SKW      SICK PAY-USED                 SICK PAY     Y     Y
110    VAC      VACATION PAY-USED             VACATION     Y     Y
115    OHP      OTHER PAY (BACK-OUT)          OTHER        Y     Y
120    SKW      SUPPLEMENTAL SICK             SICK PAY     Y     Y
125    VAC      SUPPLEMENTAL VAC.             VACATION     Y     Y
130    OHP      SUPPLEMENTAL OTHER            OTHER        Y     Y
131    STD      STD CARRYOVER                 STD-C/O      Y     Y
135    PPC      PLUSPAY CREDITS               PLUSPAY      N     N
138    DCE      DCP-EARLY DISTRIB             DC-EDIST     N     N
139    DCE      DEFERD COMP MAKE-UP           DC-MAKUP     N     N
140    GRB      GRATUITOUS RET BEN            G.R.B.       N     N
141    GRB      EXEC GRAT RET BENE            EXEC-GRB     N     N
142    BSR      RET-BRIDGED SERVICE           RET-B.S.     N     N
143    SRP      SUPPL EXEC RET PLAN           SERP         N     N
144    DCE      DF CMP/ROLL-IN UNIT           DFCP-RIU     N     N
180    COM      LOAN AGENT COMMISSN           COMMISSN     Y     N
182    COM      LOAN AGENT DRAW               L/A DRAW     Y     N
185    COM      COMMISSION OVERRIDE           COMM O/R     Y     Y
190    SKO      ACCRUD SICK-TAXABLE           ACC SICK     N     N
205    FRB      DED/NON-TXBL MOV EX           DED-MOVX     N     N
206    FRB      NON-DED/TXBL MOV EX           TXB-MOVX     N     N
215    APR      APPRAISAL FEE                 APPRAISL     Y     Y
216    APR      NEW APPRAISER INCNT           APPRAISL     Y     Y
217    INC      WKEND PROP INSPECT            SFR-REO      Y     Y
220    BON      BONUS                         BONUS        N     Y
221    BON      ANNUAL BONUSES ONLY           EXEC BNS     N     Y
222    BON      EQUITY BONUS                  EQ-BONUS     N     Y
226    INC      BONUS BUCK-CASH INC           BONUS $      N     Y
227    BON      LOAN AGNT DEF BONUS           DEF BON      N     N
228    BON      CFG ANNUAL BONUS              CFG BNS      N     Y
229    BON      TEMP SAL INC-AUTOPY           SAL ADJ      N     N
230    OCM      ON-CALL MAINTENANCE           ON-CALL      Y     Y
235    BON      RELOCATION BONUS              RELOCTN      N     N
240    MOV      MOVING EXP-GROSS UP           MOV EXP      N     N
241    TGU      CFG CO CAR GROSS-UP           CAR-TGU      N     N
242    TGU      MISC TAX GROSS-UP             MISC TGU     N     N
245    FRB      STOCK OPT/B.E.-MEMO           S/O-MEMO     N     N
250    COM      SALES MNGR COMMISSN           S/M-COMM     Y     Y
251    COM      RLO COMMISSION                RLO COMM     Y     Y
252    INC      E2000-PBO/RBD                 PBO-RBD      N     N
253    INC      E2000-INC/PIP                 PIP-INC      N     N
254    INC      E2000-COMM/PIP                PIP-COMM     N     N
255    COM      RBD MGR COMMISSION            RBD COMM     Y     Y
256    BON      D/L-PACKAGER BONUS            PACK BNS     Y     Y
257    COM      CONS R/E LOAN COMM            CREL COM     Y     Y
258    INC      RBD CREDIT CARD INC           CCSPRNT      N     Y
259    BON      O/T OFFSET-ERN 256            O/T OFF      Y     Y
261    TGU      GWIM-MISC AWARD TGU           GWIM-TGU     N     N
263    INC      RBD-CNTRL SITE INC            RBD-CSIP     N     Y
264    CSR      LEADSHRE REF BNS-FL           LSREFBNF     N     N
265    CSR      LEADSHRE REF BNS-CA           LSREFBNC     N     N
266    INC      SUPERMKT BRANCH INC           SMKT BNS     N     Y
268    INC      LOAN AWARD                    LN AWARD     N     Y
269    INC      GWFSC REFERRAL FEES           GWFS REF     N     Y
270    INC      RBD-INCENTIVE                 RBD INCT     N     Y
271    INC      LOAN BONUS                    LN BONUS     N     Y
272    INC      RBD-SPECIALIZE SALE           SPEC/INC     N     Y
273    INC      RSK MGT-LOSS PREVENTN         SBREWARD     N     Y
274    TGU      NSD-FREQ FUND TGU             NSD-TGU      N     N
275    INC      TSR REFER-FASTFAX             FASTFAX      N     Y
276    INC      RLO CROSS SELL INC            RLOXSELL     N     Y
277    INC      E-2000 OUTBOUND TEL           E2OUTTEL     N     Y
278    AWD      MLC-GROSS UP                  MLC-TGU      N     N
279    INC      CORP-COMM/QTR-AWD             COM-QAA      N     Y
280    VAC      ACCRD VAC PAYOFF              ACC VAC      N     N
281    OHP      FLT HOLIDAY PAYOFF            FLT HOL      N     N
290    SAR      STOCK APPREC RIGHTS           S.A.R.       N     N
295    SEV      SEVERNCE/PAY IN LIEU          SEVERNCE     N     N
305    INC      RBD-MVP INCNTV                MVP INCT     N     Y
308    AWD      EMPLOYEE REFERRAL-CA          EMPREFCA     N     N
309    AWD      EMPLOYEE REFERRAL-FL          EMPREFFL     N     N
310    AWD      REFERRAL AWARD                REFERRAL     N     N
311    INC      CONTEST AWARD-GWFS            CONT AWD     N     Y
315    FRB      RESTR STOCK AWARD             PR STOCK     N     N
319    INC      LSO-EMPL OF THE MO            LSO-EOM      N     Y
320    INC      DIST LOAN INCENTIVE           D/L INCT     N     N
325    SPE      SPECIAL EARNINGS              SPEC EAR     Y     Y
326    CAR      CAR ALLOWANCE                 CAR ALLW     N     N
327    INC      RIDESHARE INCNTV              RD/SHARE     N     N
330    FRB      COMPANY CAR                   CO. CAR      N     N
332    FRB      CO CAR-PERS USE-BLZR          CO CAR-B     N     N
335    FRB      EXECUTIVE DINING              EXEC DIN     N     N
345    FRB      COUNTRY CLUB                  CNTRY CL     N     N
350    FRB      EXEC FINANCIAL PLAN           FIN/PLAN     N     N
351    FRB      EDUCATIONAL ASSISTANCE        EDUC AST     N     N
355    FRB      COMPANY PLANE                 CO-PLANE     N     N
356    FRB      UNSUBSTANTIATED B/E           MISC EXP     N     N
357    FRB      MISC NON-CASH-FRB             N/C-FRB      N     N
358    INC      MISC CASH AWARDS              CASH AWD     N     Y
359    FRB      SPLIT DOLLAR POLICY           SPLIT$       N     N
360    FRB      MLC-AWARDS/PRIZES             MLC-AWD      N     N
361    FRB      NSD AWRDS-FREQ FUND           NSD-AWD      N     N
362    FRB      TXBL VESTED ESIP $-DCP        DCP-ESIP     N     N
363    FRB      S.E.R.P.-TAXABLE              SERP-TXB     N     N


                         APPENDIX A
                   ANNUAL ADDITION LIMITS

       Section 4.01 of the Plan shall be construed in accordance with this Appendix A. Unless the context clearly requires otherwise, words and phrases used in this Appendix A shall have the same meanings that are assigned to them under the Plan.

A.1 - Definitions.
       As used in this Appendix A, the following terms shall have the meanings specified below.

       "Annual Additions" shall mean the sum credited to a Participant's Accounts for any Plan Year of (a) Company contributions, (b) voluntary contributions, (c) forfeitures,
(d) amounts credited after March 31, 1984 to an individual medical account, as defined in Section 415(l)(2) of the Code which is part of a Defined Benefit Plan maintained by the Company, and (e) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account required with respect to a key employee (as defined in Section B.2(e) of Appendix B to the Plan) under a welfare benefit plan (as defined in Section 419(e) of the Code) maintained by the Company.

       "Defined Benefit Plan" means a plan described in
Section 414(j) of the Code.

       "Defined Contribution Plan" means a plan described in
Section 414(i) of the Code.

       "Defined Benefit Plan Fraction" shall mean a fraction, the numerator of which is the projected annual benefit (determined as of the close of the relevant Plan
Year) of the Participant under all Defined Benefit Plans maintained by one or more Related Companies, and the denominator of which is the lesser of (a) the product of
1.25 multiplied by the dollar limitation in effect under
Section 415(b)(1)(A) of the Code for the Plan Year, or
(b) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to the Participant for the Plan Year.

       "Defined Contribution Plan Fraction" shall mean a fraction, the numerator of which is the sum of the annual additions to a Participant's accounts under all Defined Contribution Plans maintained by one or more Related Companies, and the denominator of which is the sum of the lesser of (a) or (b) for such Plan Year and for each prior Plan Year of service with one or more Related Companies, where (a) is the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for the Plan Year (determined without regard to Section 415(c)(6) of the Code), and (b) is the product of 1.4 multi-plied by the amount which may be taken into account under
Section 415(c)(1)(B) of the Code (or Section 415(c)(7) of the Code, if applicable) with respect to the Participant for the Plan Year. Solely for purposes of this definition, contributions made directly by an Employee to a Defined Benefit Plan which maintains a qualified cost-of-living arrangement as such term is defined in Section 415(k)(2) shall be treated as Annual Additions. Notwithstanding the foregoing, the numerator of the Defined Contribution Plan Fraction shall be adjusted pursuant to Treasury Regulations 1.415-7(d)(1), Questions T-6 and T-7 of Internal Revenue Service Notice 83-10, and Questions Q-3 and Q-14 of Internal Revenue Service Notice 87-21.

A.2 - Annual Addition Limitations.
       (a) The compensation limitation of Section 4.1 of the Plan shall not apply to any contribution for medical benefits (within the meaning of Section 419A(f)(2)) after separation from service which is treated as an Annual
Addition. In the event that Annual Additions to all the accounts of a Participant would exceed the limitations of
Section 4.1 of the Plan, they shall be reduced in the following priority: (1) return of voluntary contributions to the Participant; (2) reduction of Company contributions.

       (b)  If any Company or any Related Company
contributes amounts, on behalf of Participants covered by the Plan, to other Defined Contribution Plans, the limitation on Annual Additions provided in Article IV of the Plan shall be applied to Annual Additions in the aggregate to the Plan and such other plans. Reduction of Annual Additions, where required, shall be accomplished by first refunding any voluntary contributions to Participants, then by reducing contributions under such other plans pursuant to the directions of the fiduciary for administration of such other plans or under priorities, if any, established by the terms of such other plans, and then, if necessary, by reducing contributions under the Plan.

       (c) In any case where a Participant under the Plan is also a participant under a Defined Benefit Plan or a Defined Benefit Plan and other Defined Contribution Plans maintained by the Company or a Related Company, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction shall not exceed 1.0. Reduction of contributions to or benefits from all plans, where required, shall be accomplished by first reducing benefits under such other Defined Benefit Plan or plans, then by allocating any excess in the manner set out above with respect to the Plan, and finally by reducing contributions or allocating any excess contributions with respect to other Defined Contribution Plans, if any; provided, however, that adjustments necessary under this or the next preceding paragraph may be made in a different manner and priority pursuant to the agreement of the Committee and the administrators of all other plans covering such Participant, provided such adjustments are consistent with procedures and priorities prescribed by Treasury Regulations under Section 415 of the Code.

       (d) In the event the limitations of Section 4.1 of the Plan or subsections (a) or (b) of this Appendix A are exceeded and the conditions specified in Treasury
Regulations Section 1.415-6(b)(6) are met, the Committee may elect to apply the procedures set forth in Treasury
Regulations Section 1.415-6(b)(6).

                         APPENDIX B
                    TOP-HEAVY PROVISIONS

       Section 9.12 of the Plan shall be construed in accordance with this Appendix B. Definitions in this Appendix B shall govern for the purposes of this Appendix B.
Any other words and phrases used in this Appendix B, however, shall have the same meanings that are assigned to them under the Plan, unless the context clearly requires otherwise.

B.1 - General.
       This Appendix B shall be effective for Plan Years beginning on or after January 1, 1984. This Appendix B shall be interpreted in accordance with Section 416 of the Code and the regulations thereunder.

B.2 - Definitions.
       (a)  The "Benefit Amount" for any Employee means
(1) in the case of any defined benefit plan, the present value of his normal retirement benefit, determined on the Valuation Date as if the Employee terminated on such Valuation Date, plus the aggregate amount of distributions made to such Employee within the five-year period ending on the Determination Date (except to the extent already included on the Valuation Date) and (2) in the case of any defined contribution plan, the sum of the amounts credited, on the Determination Date, to each of the accounts maintained on behalf of such Employee (including accounts reflecting any nondeductible employee contributions) under such plan plus the aggregate amount of distributions made to such Employee within the five-year period ending on the Determination Date. For purposes of this Section, the present value shall be computed using a 5% interest assumption and the mortality assumptions contained in the defined benefit plan for benefit equivalence purposes, provided that, if more than one defined benefit plan is being aggregated for top-heavy purposes, the actuarial assumptions which shall be used for testing top-heaviness are those of the plan with the lowest interest assumption, provided further that if the lowest interest assumption is the same for two or more plans, the actuarial assumptions used shall be that of the plan with the greatest value of assets on the applicable date.

       (b)  "Company" means any company (including
unincorporated organizations) participating in the Plan or plans included in the "aggregation group" as defined in this Appendix B.

       (c) "Determination Date" means the last day of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the last day of the Plan Year.

       (d) "Employees" means employees, former employees, beneficiaries, and former beneficiaries who have a Benefit
Amount greater than zero on the Determination Date.

       (e) "Key Employee" means any Employee who, during the Plan Year containing the Determination Date or during the four preceding Plan Years, is:

       (1) one of the ten Employees of a Company having annual compensation from such Company of more than the limitation in effect under Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) both more than a 1/2% interest and the largest interest in such Company (if two
  Employees have the same interest the Employee having the greater annual compensation from the Company shall be treated as having a larger interest);

       (2)  a 5% owner of a Company;

       (3) a 1% owner of a Company who has an annual compensation above $150,000; or

       (4) an officer of a Company having an annual compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year (however, no more than the lesser of (A) 50 employees or (B) the greater of 3 employees or 10% of the Company's employees shall be treated as officers). For purposes of determining the number of employees taken into account under this Section B.2(e)(4), employees described in
  Section 414(q)(8) of the Code shall be excluded.

       (f) A "Non-Key Employee" means an Employee who is not a Key Employee.

       (g) "Valuation Date" means the first day (or such other date which is used for computing plan costs for minimum funding purposes) of the 12-month period ending on the Determination Date.

       (h) A "Year of Service" shall be calculated using the Plan rules that normally apply for determining vesting service.

       These definitions shall be interpreted in accordance with Section 416(i) of the Code and the regulations thereunder and such rules are hereby incorporated by reference. The term "Key Employee" shall not include any officer or employee of an entity referred to in Section 414(d) of the Code. For the purpose of this subsection, "compensation" shall mean compensation as defined in Section 414(q)(7) of the Code and shall be determined without regard to Sections 125, 402(a)(8), 402(h)(1)(B) or, in the case of employer contributions made pursuant to a salary reduction agreement, Section 403(b).

B.3 - Top-Heavy Definition.
       The Plan shall be top-heavy for any Plan Year if, as of the Determination Date, the "top-heavy ratio" exceeds
60%. The top-heavy ratio is the sum of the Benefit Amounts for all employees who are Key Employees divided by the sum of the Benefit Amounts for all Employees. For purposes of this calculation only, the following rules shall apply:

       (a) The Benefit Amounts of all Non-Key Employees who were Key Employees during any prior Plan Year shall be disregarded.

       (b) The Benefit Amounts of all employees who have not performed any services for any Company at any time during the five-year period ending on the Determination
  Date shall be disregarded; provided, however, if an Employee performs no services for five years and then again performs services, such Employee's Benefit Amount shall be taken into account.

       (c)(1) Required Aggregation. This calculation shall be made by aggregating any plans, of the Company or a Related Company, qualified under Section 401(a) of the Code in which a Key Employee participates or which enables this Plan to meet the requirements of
       Section 401(a)(4) or 410 of the Code; all plans so aggregated constitute the "aggregation group."

            (2) Permissive Aggregation. The Company may also aggregate any such plan to the extent that such plan, when aggregated with this aggregation group, continues to meet the requirements of Section
       401(a)(4) and Section 410 of the Code.

  If an aggregation group includes two or more defined benefit plans, the actuarial assumptions used in determining an Employee's Benefit Amount shall be the same under each defined benefit plan and shall be specified in such plans. The aggregation group shall also include any terminated plan which covered a Key-Employee and which was maintained within the five-year period ending on the Determination Date.

       (d) This calculation shall be made in accordance with Section 416 of the Code (including 416(g)(3)(B) and
  (g)(4)(A)) and the regulations thereunder and such rules are hereby incorporated by reference. For purposes of determining the accrued benefit of a Non-Key Employee who is a Participant in a defined benefit plan, this calculation shall be made using the method which is used for accrual purposes for all defined benefit plans of the Company, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code.

B.4 - Minimum Benefits or Contributions, Compensation
   Limitations and Section 415 Limitations.
       If the Plan is top-heavy for any Plan Year, the following provisions shall apply to such Plan Year:

       (a)(1) Except to the extent not required by Section 416 of the Code or any other provision of law, notwithstanding any other provision of this Plan, if the Plan and all other plans which are part of the aggregation group are defined contribution plans, each Participant (and any other Employee required by Section 416 of the Code) other than Key employees shall receive an allocation of employer contributions and forfeitures from a plan which is part of the aggregation group at least equal to 3% (or, if lesser, the largest percentage allocated to any Key Employee for the Plan Year) of such Participant's compensation for such Plan Year (the "defined contribution minimum"). For purposes of this subsection, salary reduction contributions on behalf of a Key Employee must be taken into account. For purposes of this subsection, a non-Key Employee shall be entitled to a contribution if he is employed on the last day of the Plan Year (1) regardless of his level of compensation, (2) without regard to whether he has made any mandatory contributions required under the Plan, and (3) regardless of whether he has less than 1,000 Hours of Service (or the equivalent) for the accrual computation period.

       (2) Except to the extent not required by Section 416 of the Code or any other provision of law, notwithstanding any other provisions of the Plan, if the Plan or any other plan which is part of the aggregation group is a defined benefit plan each Participant who is a participant in any such defined benefit plan (who is not a Key Employee) who accrues a full Year of Service during such Plan Year shall be entitled to an annual normal retirement benefit from a defined benefit plan which is part of the aggregation group which shall not be less than the product of (1) the employee's average compensation for the five consecutive years when the employee had the highest aggregate compensation and (2) the lesser of 2% per Year of Service or 20% (the "defined benefit minimum"). A Non-Key Employee shall not fail to accrue a benefit merely because he is not employed on a specified date or is excluded from participation because (1) his compensation is less than a stated minimum or (2) he fails to make mandatory employee contributions. For purposes of calculating the defined benefit minimum, (1) compensation shall not include compensation in Plan Years after the last Plan Year in which the Plan is top-heavy and (2) a Participant shall not receive a Year of Service in any Plan Year before January 1, 1984 or in any Plan Year in which the Plan is not top-heavy. This defined benefit minimum shall be expressed as a life annuity (with no ancillary benefits) commencing at normal retirement age. Benefits paid in any other form or time shall be the actuarial equivalent (as provided in the plan for retirement benefit equivalence purposes) of such life annuity. Except to the extent not required by Section 416 of the Code or any other provisions of law, each Participant (other than Key Employees) who is not a participant in any such defined benefit plan shall receive the defined contribution minimum (as defined in paragraph (a)(1) above).

       (3) If a non-Key Employee is covered by plans described in both paragraphs (1) and (2) above, he shall be entitled only to the minimum described in paragraph
  (1), except that for the purpose of paragraph (1) "3% (or, if lesser, the largest percentage allocated to any key employee for the Plan Year)" shall be replaced by "5%". Notwithstanding the preceding sentence, if the accrual rate under the plan described in (2) would comply with this Section B.4 absent the modifications required by this Section, the minimum described in paragraph (1) above shall not be applicable.

       (b) For purposes of this Section, "compensation" shall mean all earnings included in the Employee's Form W-2 for the calendar year that ends within the Plan Year, not in excess of $200,000, adjusted at the same time and in the same manner as under Section 415(d) of the Code.

       (c) (1) Unless the Plan qualifies for an exception under Section B.4(c)(2), "1.0" shall be substituted for "1.25" in the definitions of Defined Benefit Plan Fraction and Defined Contribution Plan Fraction used in Appendix A to the Plan.

       (2) A Plan qualifies for an exception from the rule of Section B.4(c)(1) if the Benefit Amount of all Employees who are Key Employees does not exceed 90% of the sum of the Benefit Amounts for all Employees and one of the following requirements is met:

            (A) A defined benefit minimum of 3% per Year of Service (up to 30%) is provided;

            (B) For Participants covered only by a defined contribution plan, a defined contribution minimum of 4% is provided;

            (C) For Participants covered by both types of plans, benefits from the defined contribution minimum are comparable to the 3% defined benefit minimum;

            (D) The plan provides a floor offset where the floor is a 3% defined benefit minimum; or

            (E) A defined contribution minimum of 7-1/2% of compensation is provided for any non-Key Employee who is covered under both a defined benefit plan and a defined contribution plan (each of which is top-heavy) of a Company.